UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

LOVE INTERNATIONAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-55642	80-0929366
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 161, 2nd Floor, No.12 Building, 1154 Kangqiao Road

Pu Dong New District, Shanghai, China

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 021 23563330

26 Floor, One Harbour Square, 181 Hoi Bun Road,

Kwun Tong, Kowloon, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On February 11, 2019, we entered into a share exchange agreement, or the Share Exchange Agreement with Lovego Holdings Limited, a corporation organized under the laws of the Cayman Islands (“Lovego Holdings”), Lovego Hong Kong Limited, a Hong Kong corporation (“Lovego Hong Kong”), Shanghai Lepan Business Information Consulting Co., Ltd., a PRC corporation (“WFOE”), Shenzhen Qianhai Lefu E-Commerce Co., Ltd., a PRC corporation (“Shenzhen Lefu”), Shanghai Lefu E-Commerce Co., Ltd., a PRC corporation (“Shanghai Lefu”), and the then shareholders of Lovego Holdings (the “Shareholders”). Pursuant to the Share Exchange Agreement, the Shareholders transferred all of the shares of the capital stock of Lovego Holdings held by them, constituting all of the issued and outstanding stock of Lovego Holdings, to the Company, in exchange for 710,666,640 newly issued shares of the our common stock, par value $.0001 per share, that constituted approximately 71% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement (the “Merger”). The Shareholders are Lejoy Holdings Limited and Leseng Holdings Limited, each a British Virgin Islands company.

As henceforward used in this Current Report on Form 8-K, or Report, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us” and “our” refer to Love International Group, Inc., incorporated in Nevada, and the business of Lovego Holdings after giving effect to the Merger described above.

Our reporting currency is the U.S. dollars. The Company uses RMB as its functional currency. This Report contains conversion of Renminbi (RMB) amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all conversions of Renminbi into U.S. dollars were made at RMB6.8632 to $1, which was the official base exchange rate published by the People’s Bank of China (PBOC) on December 31, 2018. Monetary assets and liabilities denominated in Renminbi are translated into U.S. dollars at the respective official base exchange rate published by the PBOC as of the balance sheet date. Equity accounts denominated in Renminbi are translated into U.S. dollars at the applicable historical exchange rate. Revenues, expenses, gains and losses denominated in Renminbi are translated into U.S. dollars at the official annual average exchange rate for the applicable year as published by the PBOC. We make no representation that the Renminbi or U.S. dollar amounts referred to in this Report could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

This Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Report is being filed in connection with a series of transactions consummated by us and certain related events and actions taken by us.

This Report responds to the following Items in Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

Item 3.03	Material Modification to Rights of Security Holders.

Item 5.01	Changes in Control of Registrant.

Item 5.06	Change in Shell Company Status.

Item 9.01	Financial Statements and Exhibits.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Merger, we have ceased to be a “shell company.” The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended, or the Securities Act.

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FORWARD-LOOKING STATEMENTS

This Report, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. All statements other than statements of historical fact contained in this Report are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,”, “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	our planned online mobile platform’s ability to increase and expand the selection of products and services offering;

●

our estimates of our expenses, ongoing losses, future revenue and capital requirements, including our expectations relating to the use of proceeds from our private placement offering and our needs for additional financing;

●	our ability to obtain additional funds for our operations;

●	our ability to obtain and maintain intellectual property protection for our technologies and our ability to operate our business without infringing the intellectual property rights of others;

●	our ability to attract and retain qualified key management and technical personnel;

●	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act, or Jobs Act;

●	our financial performance;

●	the impact of government regulation and developments relating to our competitors or our industry; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this Report.

Any forward-looking statement in this Report reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Report and the documents that we reference in this Report and have filed with the SEC as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This Report also contains estimates, projections and other information concerning our industry and our business. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, studies and similar data prepared by third parties, industry, educational and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

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Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2019, we entered into the Share Exchange Agreement, with Lovego Holdings, along with the subsidiaries of Lovego Holdings and the shareholders of Lovego Holdings. Pursuant to the Share Exchange Agreement, the Shareholders transferred all of the shares of the capital stock of Lovego Holdings held by them, constituting all of the issued and outstanding stock of Lovego Holdings, to the Company, in exchange for 710,666,640 newly issued shares of our common stock, par value $.0001 per share, that constituted approximately 71% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the Share Exchange Agreement filed as Exhibits 2.1 to this Report, which is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 11, 2019, we completed an acquisition of Lovego Holdings pursuant to the Share Exchange Agreement. The combination of Shenzhen Lefu and Shanghai Lefu are considered under common control. The method used to present a common-control transaction that results in a change in the reporting entity is pooling of interests. A pooling of interests was a method of accounting for a merger of two businesses. The assets and liabilities and operations of the two businesses were combined at their historical carrying amounts, and all historical periods were adjusted as if the businesses had always been combined. Similarly, in a common-control transaction, the receiving entity retrospectively adjusts its financial statements to include the transferred net assets and any related operations for all periods for which the entities or net assets were under common control.

OTC Quotation

Our common stock is currently listed on the OTC Markets Pink tier under the symbol “LOVV.” We plan to cause our common stock to be quoted on the OTC Markets QB tier as soon as practicable. However, we cannot assure you that we will be able to do so and, even if we do so, there can be no assurance that our common stock will continue to be quoted on the OTC Markets QB tier or that an active trading market for our common stock will develop. See “Risk Factors - Risks Related to our Common Stock.”

Pro Forma Ownership

Immediately after giving effect to the Merger, there were 1,000,000,000 shares of our common stock issued and outstanding as follows:

●

the Shareholders have collectively received 710,666,640 newly issued shares of our common stock, that constituted approximately 71% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

●

the Shareholders also own an aggregate of 150,000,000 shares of our common stock, that they purchased on November 11, 2015 in a prior change in control transaction, that constituted approximately 15% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

●	the remaining 139,333,360 shares of our common stock are held by persons who purchased or received such shares for services rendered from pre-Merger Love International Group, Inc.

No other securities convertible into or exercisable or exchangeable for our common stock are outstanding.

Immediately after giving effect to the Merger, the Shareholders held an aggregate of 860,666,640 shares of our common stock, representing approximately 86% of our issued and outstanding capital stock on a fully-diluted basis.

Accounting Treatment; Change of Control

The Combination of Shenzhen Lefu and Shanghai Lefu are considered under common control. The method used to present a common-control transaction that results in a change in the reporting entity is pooling of interests. A pooling of interests was a method of accounting for a merger of two businesses. The assets and liabilities and operations of the two businesses were combined at their historical carrying amounts, and all historical periods were adjusted as if the businesses had always been combined. Similarly, in a common-control transaction, the receiving entity retrospectively adjusts its financial statements to include the transferred net assets and any related operations for all periods for which the entities or net assets were under common control. As a result of the issuance of the shares of our common stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger. Except as described in this Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We expect to continue to be a “smaller reporting company,” as defined under the Exchange Act, and an “emerging growth company” under the JOBS Act immediately following the Merger. We believe that as a result of the Merger, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

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DESCRIPTION OF BUSINESS

Our Corporate Structure

We own all of the issued and outstanding capital stock of Lovego Holdings, which in turn owns 100% of the outstanding capital stock of Lovego Hong Kong. Lovego Hong Kong owns 100% of the outstanding equity interest of the WFOE, that in turn has signed a series of agreements with Shenzhen Lefu that grant it control of Shenzhen Lefu’s business and finances. Shenzhen Lefu owns 100% of the outstanding equity interest of Shanghai Lefu.

The following chart reflects our organizational structure as of the date of this Report.

Love International Group, Inc.
(Nevada)
100%
Lovego Holdings Limited
(Cayman Islands)
100%
Lovego Hong Kong Limited
(Hong Kong)
Outside PRC
100%
Inside PRC
Shanghai Lepan Business
Information Consulting Co., Ltd.
Shenzhen Qianhai Lefu
E-Commerce Co., Ltd.
100%
Shanghai Lefu
E-Commerce Co., Ltd.
Equity Interest
Contractual arrangement

Our Corporate History

The Company was incorporated in Nevada on May 23, 2013 under the name Quintec Corp. At formation, the Company was authorized to issue 100,000,000 shares of common stock, par value $0.001 per share.

The Company was originally formed to develop a way to make toy and trinket shopping more interactive and more fun. Prior to November 2015, when the Company underwent a change in control and a change in management, and the new management adopted a new business plan based on the development of an online, cross-border e-commerce platform for promotion and sales of foreign specialties and other discount branded products to worldwide customers, our primary mission was to develop and install 3D printing kiosks in shopping centers throughout Chile and eventually all of South America, which would allow customers to create 3D printed products on location, while they wait or shop for other items. The idea behind the technology was to allow customers to print toys and gifts at a low price, in a very interactive manner.

On August 13, 2013, we increased the number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 150,000,000.

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On November 11, 2015, a change in control of the Company occurred, whereby Walter Lee, the-then sole officer and director, sold 15,000,000 of his shares of common stock, representing 51.8% of the voting power of the issued and outstanding capital stock of the Company, in a private transaction to Yong Qiang Yang (8,250,000 shares) and Wei Min Jin (6,750,000 shares), who subsequently became officers and directors of the Company. Mr. Lee sold the remainder of his shares (5,000,000 shares) to other individuals in separate transactions not involving a public sale or distribution. After the sale of stock, Walter Lee had no further ownership of any voting securities of the Company.

On November 30, 2015, the Company accepted the resignation of Walter Lee from his positions as President, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors. The Board of Directors appointed Yong Qiang Yang as President of the Company, and as a member of the Board of Directors, and Wei Min Jin as Chief Financial Officer and Secretary of the Company and a member of the Board of Directors, effective November 30, 2015.

All references above to share and per share data have not been adjusted to give effect of the forward stock split (see below).

On January 20, 2016, the Board of Directors approved a change in the Company’s fiscal year end from January 31 to December 31.

On February 1, 2016, the Financial Industry Regulatory Authority approved: (a) changing the name of the Company to Love International Group, Inc. (the “Name Change”); (b) increasing the aggregate number of authorized shares of common stock of the Company from one hundred and fifty million (150,000,000) shares, par value $0.001, to one billion (1,000,000,000) shares, par value $0.0001 per share (the “Authorized Share Increase”); (c) a 10-for-1 forward stock split of the issued and outstanding shares of common stock of the Company (the “Forward Split”; together with the Name Change and Authorized Share Increase, the “Corporate Actions”); and (d) a new trading symbol of LOVV.

On February 5, 2016, the Corporate Actions became effective and the issued and outstanding shares of common stock of the Company became 289,333,360.

On March 7, 2016, the trading symbol changed to LOVV and a new CUSIP number (54714U107) was assigned to the Company’s common stock.

On May 18, 2016, the Company shifted its business focus from developing and launching an online, cross-border e-commerce platform to promote and market worldwide premium specialties and other well-known branded products with highly comparable discount pricing to developing and launching an online platform to promote cheap airline tickets and hotels as well as developing and launching a “Do-It-Yourself” (“DIY”) system for the Company’s customers to put together a trip with exotic activities such as hunting, flying a plane, or even piloting a submarine.

Background and History of Lovego Holdings

Lovego Holdings was an exempted company incorporated in the Cayman Islands with limited liability on May 29, 2018. Lovego Holdings was wholly-owned by the Shareholders before the consummation of the Merger on February 11, 2019.

Lovego Hong Kong is a limited company incorporated in Hong Kong under the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) on June 20, 2018. Lovego Hong Kong has a wholly-owned subsidiary, the WFOE, which, in turn, has entered into a series of agreements with Shenzhen Lefu and/ or the shareholders of Shenzhen Lefu, as well as Shanghai Lefu, that grant it control of the business and finances of Shenzhen Lefu and Shanghai Lefu. Shenzhen Lefu owns 100% of the outstanding equity interest of Shanghai Lefu.

Shenzhen Lefu was incorporated in Shenzhen, China under the laws of the PRC on February 1, 2016. At the time of its incorporation, Shenzhen Lefu’s shareholder was Lefu Global (Hong Kong) Co., Ltd.. On September 12, 2017, Lefu Global (Hong Kong) Co., Ltd. transferred 100% of the registered capital of Shenzhen Lefu to Mr. YANG Yongqiang. On October 10, 2017, Mr. YANG transferred an aggregate of 87.78% of the registered capital of Shenzhen Lefu to Mr. JIN Weiming and four (4) other entities. Subsequently on October 25, 2017, the aforesaid four (4) entities transferred the registered capital of Shenzhen Lefu held by them to Mr. YANG and Mr. JIN, so that as of October 25, 2017 and until the date hereof, Mr. YANG has been the holder of 55% of the registered capital of Shenzhen Lefu and Mr. JIN has been a holder of 45% of the registered capital of Shenzhen Lefu.

Shanghai Lefu was incorporated in Shanghai, China under the laws of the PRC on November 11, 2016. At the time of its incorporation, Shanghai Lefu had two (2) shareholders: Mr. YANG Yongqiang held 55% of its registered capital and Mr. JIN Weimin held 45% of its registered capital. On May 2, 2017, Mr. YANG and Mr. JIN transferred some of their equity in Shanghai Lefu to four (4) entities. On September 18, 2017, Mr. YANG and Mr. JIN and the aforesaid four (4) entities transferred the registered capital of Shanghai Lefu held by them to Shenzhen Lefu, as that as of September 18, 2017 and until the date hereof, Shenzhen Lefu has been the holder of 100% of the registered capital of Shanghai Lefu.

Contractual Arrangements with Shenzhen Qianhai Lefu E-Commerce Co., Ltd.

The following is a summary of the currently effective contracts (the “Shenzhen Lefu Restructuring Agreements”) by and among our subsidiary, the WFOE, Shenzhen Lefu and/ or the shareholders of Shenzhen Lefu.

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Under PRC laws, certain restrictions are placed on an acquisition of a PRC entity by an offshore special purpose vehicle owned by one or more PRC residents. To comply with these restrictions, prior to the Merger, the WFOE entered into and consummated certain contractual arrangements with Shenzhen Lefu and its shareholders pursuant to which the WFOE will provide Shenzhen Lefu including its subsidiaries, branch offices and other investment funds) with commercial, technical and consulting services. Through these contractual arrangements, the WFOE has the ability to substantially influence Shenzhen Lefu’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval. As a result of these contractual arrangements, which enable our wholly-owned subsidiary, the WFOE, to control Shenzhen Lefu and operate our business in the PRC through Shenzhen Lefu, we are considered the primary beneficiary of Shenzhen Lefu.

Exclusive Business Cooperation Agreement

The Exclusive Business Cooperation Agreement between Shenzhen Lefu and WFOE provides that Shenzhen Lefu appoints WFOE as its exclusive service provider to provide Shenzhen Lefu including its subsidiaries, branch offices and other investment funds) with commercial, technical and consulting services, the scope of which is to be determined by WFOE from time to time. In exchange, Shenzhen Lefu will pay a service fee to WFOE equal to 100% of Shenzhen Lefu’s net profit. The service fee for each month is due in the next month. The agreement will remain effective until WFOE it by 30 days’ advance written notice, while neither Shenzhen Lefu nor its shareholders are entitled to terminate the agreement. WFOE shall be the sole and exclusive owner of all intellectual property rights and interests arising from or in connection with the performance of this agreement.

The Exclusive Business Cooperation Agreement contains promises from Shenzhen Lefu that it will refrain from taking actions, such as declaring or paying any dividends, that could impair WFOE’s interests. These promises are substantially the same as those contained in the Loan Agreement described below, except that Shenzhen Lefu may sell or purchase assets or rights in an amount less than RMB 100,000 in its day-to-day operations, and may provide to or obtain any loan or guarantee from any third party in an amount less than RMB100,000 in its day-to-day operations.

Loan Agreement

The Loan Agreement among WFOE and all of the shareholders of Shenzhen Lefu provides that, WFOE will make a loan in the aggregate principal amount of RMB 10 million (approximately $1.45 million) to the shareholders of Shenzhen Lefu, each shareholder receiving a share of the loan proceeds proportional to his shareholding in Shenzhen Lefu, and in exchange each shareholder agreed (i) to contribute all of his proceeds from the loan to the registered capital of Shenzhen Lefu in order to fund or increase the registered capital of Shenzhen Lefu, and (ii) to pledge his equity in Shenzhen Lefu to WFOE under the Equity Pledge Agreement described below in order to guarantee the repayment of the loan.

The loan is repayable by the shareholders at the option of WFOE either by the transfer of Shenzhen Lefu’s equity to WFOE or a person designated by WFOE or through proceeds indirectly from the transfer of Shenzhen Lefu’s assets to WFOE. The loan does not bear interest, except that if (x) WFOE is able to purchase the equity of Shenzhen Lefu pursuant to the exclusive purchase option agreement described below, and (y) the lowest allowable purchase price for that equity is greater than the principal amount of the loan, then interest will be deemed to have accrued on the loan in an amount equal to the difference between the lowest allowable purchase price and the principal amount of the loan. The effect of this interest provision is that, if and when permitted under PRC law, WFOE may acquire all of the equity of Shenzhen Lefu by forgiving the loan, without making any further payment. If the principal amount of the loan is greater than the lowest allowable purchase price for the equity of Shenzhen Lefu, then WFOE would exempt the shareholders from paying the difference between the two amounts. The effect of this provision is that, if and when permitted under PRC law, the shareholders of Shenzhen Lefu may satisfy their repayment obligations under the loan by transferring all of Shenzhen Lefu’s equity to WFOE, without making any further payment.

The Loan Agreement also contains promises from the shareholders of Shenzhen Lefu that during the term of the agreement they will elect as the sole director of Shenzhen Lefu only the candidate nominated by WFOE, and they will use their best efforts to ensure that Shenzhen Lefu does not take certain actions without the prior written consent of WFOE, including (i) supplementing or amending the articles of association or rules of Shenzhen Lefu, or of any subsidiary wholly owned by it, (ii) increasing or decreasing its registered capital or shareholding structure, (iii) transferring, pledging or disposing of any interests in its assets or income, or encumbering its assets or income in a way that would affect WFOE’s security interest unless required for Shenzhen Lefu’s normal operational management, (iv) incurring or succeeding to any debts, (v) entering into any material contract except those executed in the course of ordinary business; (vi) acquiring or merging with any third party, or investing in any third party; and (vii) distributing any dividends to the shareholders in any manner. In addition, the Loan Agreement provides that at WFOE’s request, Shenzhen Lefu will promptly distribute all distributable dividends to its shareholders.

The funds that WFOE used to make the loan came from capital contribution of WFOE’s shareholder, i.e. Lovego Hong Kong.

Exclusive Purchase Option Agreement

The Exclusive Purchase Option Agreement among WFOE, Shenzhen Lefu, and all of the shareholders of Shenzhen Lefu, provides that Shenzhen Lefu shall grant WFOE or its designated third party an irrevocable and exclusive right to purchase all or part of Shenzhen Lefu’s assets, and the shareholders of Shenzhen Lefu shall grant WFOE or its designated third party an irrevocable and exclusive right to purchase all or part of their equity interests in Shenzhen Lefu. Either right may be exercised by WFOE in its sole discretion at any time that the exercise would be permissible under PRC law, and the purchase price for WFOE’s acquisition of equity or assets will be the lower of RMB 1 or the lowest price permissible under PRC law. Shenzhen Lefu and its shareholders are required to execute an equity transfer or asset transfer agreement and related documentation within 30 days of receiving notice from WFOE that it intends to exercise its right to purchase.

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The Exclusive Purchase Option Agreement contains promises from Shenzhen Lefu and its shareholders that they will refrain from taking actions, such as distributing dividends, that could impair WFOE’s security interest in the equity of Shenzhen Lefu or reduce its value. These promises are substantially the same as those contained in the Loan Agreement described above, except that Shenzhen Lefu may sell or purchase assets or rights in an amount less than RMB 100,000 in the ordinary course of business, and may provide any loan or guarantee to any third party in an amount less than RMB100,000 in the ordinary course of business. The agreement has a term of 5 years, which shall be automatically extended for successive 1-year period, unless terminated by WFOE by 30 days’ advance written notice prior to the end of the term of this Agreement.

Powers of Attorney

Under the irrevocable powers of attorney executed by each shareholder of Shenzhen Lefu, each shareholder appointed WFOE as its attorney-in-fact to exercise such shareholders’ rights in Shenzhen Lefu, including without limitation, the power to vote on its behalf on all matters of Shenzhen Lefu requiring shareholder approval under PRC law and the articles of association of Shenzhen Lefu, including but not limited to transferring, pledging, or disposing of Shenzhen Lefu’s equity, and the right to nominate and appoint Shenzhen Lefu’s legal representative or director.

Equity Pledge Agreement

The Equity Pledge Agreement, among WFOE, Shenzhen Lefu, and all of the shareholders of Shenzhen Lefu, provides that the shareholders of Shenzhen Lefu will pledge all of their equity interests in Shenzhen Lefu to WFOE as a guarantee of the performance of the shareholders’ obligations and Shenzhen Lefu’s obligations under each of the other Shenzhen Lefu Restructuring Agreements. Under the Equity Pledge Agreement, the shareholders of Shenzhen Lefu have also agreed (i) to cause Shenzhen Lefu to have the pledge recorded at the appropriate office of the PRC Bureau of Industry and Commerce when and if permitted under PRC laws, (ii) to deliver any dividends received from Shenzhen Lefu during the term of the agreement into a bank account designated by WFOE, and (iii) to deliver Shenzhen Lefu’s official shareholder register and certificate of capital contribution to WFOE or its designated third party.

The Equity Pledge Agreement contains promises from Shenzhen Lefu and its shareholders that they will refrain from taking actions, such as declaring or paying dividends, that could impair WFOE’s security interest in the equity of Shenzhen Lefu or reduce its value. These promises are substantially the same as those contained in the Loan Agreement described above, except that Shenzhen Lefu and its subsidiary may sell or purchase assets or rights in an amount less than RMB 100,000 in the ordinary course of business, and may provide to or obtain any loan or guarantee from any third party in an amount less than RMB100,000 in its day-to-day operations.

Completion of Shenzhen Lefu Restructuring

The Shenzhen Lefu Restructuring Agreements were executed on September 29, 2018. As of October 31, 2018, YANG Yongqiang and JIN Weimin have pledged their equity interests of Shenzhen Lefu to the WFOE pursuant to the Shenzhen Lefu Restructuring Agreements. The Shenzhen Lefu Restructuring Agreements require the registered capital of Shenzhen Lefu to be contributed in accordance with Shenzhen Lefu’s Articles of Association, which states that 100% of the registered capital of Shanghai Lefu is required to be contributed before February 1, 2036.

Contractual Arrangements with Shanghai Lefu E-Commerce Co., Ltd.

The following is a summary of the currently effective contracts (the “Shanghai Lefu Restructuring Agreement,” collectively with the Shenzhen Lefu Restructuring Agreement, the “PRC Restructuring Agreements”) by and among our subsidiary, the WFOE, Shanghai Lefu and/ or Shenzhen Lefu, which is the sole shareholder of Shanghai Lefu.

As previously stated, under PRC laws, certain restrictions are placed on an acquisition of a PRC entity by an offshore special purpose vehicle owned by one or more PRC residents. To comply with these restrictions, prior to the Merger, the WFOE entered into and consummated certain contractual arrangements with Shanghai Lefu and its shareholder, Shenzhen Lefu, pursuant to which the WFOE will provide Shanghai Lefu (including its subsidiaries, branch offices and other investment funds) with commercial, technical and consulting services. Through these contractual arrangements, the WFOE has the ability to substantially influence Shanghai Lefu’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval. As a result of these contractual arrangements, which enable our wholly-owned subsidiary, the WFOE, to control Shanghai Lefu, and to operate our business in the PRC through Shanghai Lefu, we are considered the primary beneficiary of Shanghai Lefu.

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Exclusive Business Cooperation Agreement

The Exclusive Business Cooperation Agreement between Shanghai Lefu and WFOE provides that Shanghai Lefu appoints WFOE as its exclusive service provider to provide Shanghai Lefu (including its subsidiaries, branch offices and other investment funds) with commercial, technical and consulting services. the scope of which is to be determined by WFOE from time to time. In exchange, Shanghai Lefu will pay a service fee to WFOE equal to 100% of Shanghai Lefu’s net profit. The service fee for each month is due in the next month. The agreement will remain effective until WFOE terminates it by 30 days’ advance written notice, while neither Shanghai Lefu nor its shareholder are entitled to terminate the agreement. WFOE shall be the sole and exclusive owner of all intellectual property rights and interests arising from or in connection with the performance of this agreement.

The Exclusive Business Cooperation Agreement contains promises from Shanghai Lefu that it will refrain from taking actions, such as declaring or paying any dividends, that could impair WFOE’s interests. These promises are substantially the same as those contained in the Loan Agreement described below, except that Shanghai Lefu may sell or purchase assets or rights in an amount less than RMB 100,000 in its day-to-day operations, and may provide to or obtain any loan or guarantee from any third party in an amount less than RMB100,000 in its day-to-day operations.

Loan Agreement

The Loan Agreement among WFOE and Shenzhen Lefu, which is the sole shareholder of Shanghai Lefu, provides that, WFOE will make a loan in the aggregate principal amount of RMB 10 million (approximately $1.45 million) to Shenzhen Lefu, and in exchange Shenzhen Lefu agreed (i) to contribute all the proceeds from the loan to the registered capital of Shanghai Lefu in order to fund or increase the registered capital of Shanghai Lefu, and (ii) to pledge all of its equity interest in Shanghai Lefu to WFOE under the Equity Pledge Agreement described below in order to guarantee the repayment of the loan.

The loan is repayable by Shenzhen Lefu at the option of WFOE either by the transfer of Shanghai Lefu’s equity to WFOE or a person designated by WFOE or through proceeds indirectly from the transfer of Shanghai Lefu’s assets to WFOE. The loan does not bear interest, except that if (x) WFOE is able to purchase the equity of Shanghai Lefu pursuant to the exclusive purchase option agreement described below, and (y) the lowest allowable purchase price for that equity is greater than the principal amount of the loan, then interest will be deemed to have accrued on the loan in an amount equal to the difference between the lowest allowable purchase price and the principal amount of the loan. The effect of this interest provision is that, if and when permitted under PRC law, WFOE may acquire all of the equity of Shanghai Lefu by forgiving the loan, without making any further payment. If the principal amount of the loan is greater than the lowest allowable purchase price for the equity of Shanghai Lefu, then WFOE would exempt Shenzhen Lefu from paying the difference between the two amounts. The effect of this provision is that, if and when permitted under PRC law, Shenzhen Lefu may satisfy its repayment obligations under the loan by transferring all of Shanghai Lefu’s equity to WFOE, without making any further payment.

The Loan Agreement also contains promises from Shenzhen Lefu that during the term of the agreement it will elect as the sole director of Shanghai Lefu only the candidate nominated by WFOE, and it will use their best efforts to ensure that Shanghai Lefu does not take certain actions without the prior written consent of WFOE, including (i) supplementing or amending the articles of association or rules of Shanghai Lefu, or of any subsidiary wholly owned by it, (ii) increasing or decreasing its registered capital or shareholding structure, (iii) transferring, pledging or disposing of any interests in its assets or income, or encumbering its assets or income in a way that would affect WFOE’s security interest unless required for Shanghai Lefu’s normal operational management, (iv) incurring or succeeding to any debts, (v) entering into any material contract except those executed in the course of ordinary business; (vi) acquiring or consolidating with any third party, or investing in any third party; and (vii) distributing any dividends to the shareholders in any manner. In addition, the Loan Agreement provides that at WFOE’s request, Shanghai Lefu will promptly distribute all distributable dividends to its shareholder.

The funds that WFOE used to make the loan came from capital contribution of WFOE’s shareholder, i.e. Lovego Hong Kong.

Exclusive Purchase Option Agreement

The Exclusive Purchase Option Agreement among WFOE, Shenzhen Lefu, and Shanghai Lefu, provides that Shanghai Lefu shall grant WFOE or its designated third party an irrevocable and exclusive right to purchase all or part of Shanghai Lefu’s assets, and Shenzhen Lefu shall grant WFOE or its designated third party an irrevocable and exclusive right to purchase all or part of its equity interests in Shanghai Lefu. Either right may be exercised by WFOE in its sole discretion at any time that the exercise would be permissible under PRC law, and the purchase price for WFOE’s acquisition of equity or assets will be the lower of RMB 1 or the lowest price permissible under PRC law. Shanghai Lefu and Shenzhen Lefu are required to execute an equity transfer or asset transfer agreement and related documentation within 30 days of receiving notice from WFOE that it intends to exercise its right to purchase.

The Exclusive Purchase Option Agreement contains promises from Shanghai Lefu and Shenzhen Lefu that they will refrain from taking actions, such as voting to dissolve or declaring dividends, that could impair WFOE’s security interest in the equity of Shanghai Lefu or reduce its value. These promises are substantially the same as those contained in the Loan Agreement described above, except that Shanghai Lefu may sell or purchase assets or rights in an amount less than RMB 100,000 in the ordinary course of business, and may provide any loan or guarantee to any third party in an amount less than RMB100,000 in the ordinary course of business. The agreement has a term of 5 years, which shall be automatically extended for successive 1-year period, unless terminated by WFOE by 30 days’ advance written notice prior to the end of the term of this Agreement.

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Powers of Attorney

Under the irrevocable powers of attorney executed by Shenzhen Lefu, Shenzhen Lefu appointed WFOE as its attorney-in-fact to exercise its rights in Shanghai Lefu, including without limitation, the power to vote on its behalf on all matters of Shanghai Lefu requiring shareholder approval under PRC law and the articles of association of Shanghai Lefu, including but not limited to transferring, pledging, or disposing of Shanghai Lefu’s equity, and the right to nominate and appoint Shanghai Lefu’s legal representative or director.

Equity Pledge Agreement

The Equity Pledge Agreement, among WFOE, Shenzhen Lefu, and Shanghai Lefu, provides that Shenzhen Lefu will pledge its equity interests in Shanghai Lefu to WFOE as a guarantee of the performance of its obligations and Shanghai Lefu’s obligations under each of the other Shanghai Lefu Restructuring Agreements. Under the Equity Pledge Agreement, Shenzhen Lefu have also agreed (i) to cause Shanghai Lefu to have the pledge recorded at the appropriate office of the PRC Bureau of Industry and Commerce when and if permitted under PRC laws, (ii) to deliver any dividends received from Shanghai Lefu during the term of the agreement into a bank account designated by WFOE, and (iii) to deliver Shanghai Lefu’s official shareholder register and certificate of capital contribution to WFOE or its designated third party.

The Equity Pledge Agreement contains promises from Shanghai Lefu and Shenzhen Lefu that they will refrain from taking actions, such as declaring or paying dividends, that could impair WFOE’s security interest in the equity of Shanghai Lefu or reduce its value. These promises are substantially the same as those contained in the Loan Agreement described above, except that Shanghai Lefu and Shenzhen Lefu may sell or purchase assets or rights in an amount less than RMB 100,000 in the ordinary course of business, and may provide to or obtain any loan or guarantee from any third party in an amount less than RMB100,000 in its day-to-day operations.

Completion of Shanghai Lefu Restructuring

The Shanghai Lefu Restructuring Agreements were executed on September 29, 2018. As of December 28, 2018, Shenzhen Lefu has pledged its equity interests of Shanghai Lefu to the WFOE pursuant to the Shanghai Lefu Restructuring Agreements. The Shanghai Lefu Restructuring Agreements require the registered capital of Shanghai Lefu to be contributed in accordance with Shanghai Lefu’s Articles of Association, which states that 100% of the registered capital of Shanghai Lefu is required to be contributed before November, 2036.

Acquisition of Lovego Holdings

On February 11, 2019, pursuant to the Share Exchange Agreement, we completed a reverse acquisition transaction of Lovego Holdings whereby we issued to the Shareholders 710,666,640 shares of our common stock, constituting approximately 71% of our issued and outstanding capital stock on a fully-diluted basis, in exchange for all of the issued and outstanding capital stock of Lovego Holdings. Lovego Holdings thereby became our wholly owned subsidiary.

The combination of Shenzhen Lefu and Shanghai Lefu are considered under common control. The method used to present a common-control transaction that results in a change in the reporting entity is pooling of interests. A pooling of interests was a method of accounting for a merger of two businesses. The assets and liabilities and operations of the two businesses were combined at their historical carrying amounts, and all historical periods were adjusted as if the businesses had always been combined. Similarly, in a common-control transaction, the receiving entity retrospectively adjusts its financial statements to include the transferred net assets and any related operations for all periods for which the entities or net assets were under common control.

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Business Overview

We are a holding company that operates through our indirectly owned subsidiary Lovego Hong Kong, an entrepreneurial technology-driven e-commerce company providing retail infrastructure service in China. We specialize in providing customers with diverse product lines and a user friendly shopping experience through our mobile application – Lovego App. We generated total revenues of RMB 9.48 million (approximately US$ 1.43 million) and RMB 30.70 million (approximately US$ 4.54 million) in 2016 and 2017, respectively.

We believe that we provide a pleasant online retail experience for consumers. Through Lovego App, we provide customers with rich product lines and a user-friendly shopping experience, and we offer competitive prices for a wide selection of products to be delivered in a speedy and reliable manner. We also provide convenient different online payment options and comprehensive customer service. In order to better control performance and ensure customer satisfaction, we have established strategic co-operation with various express delivery companies to support our online direct sales. Lovego formed one major warehouse located in Jiaxing, Zhejiang province in order to provide faster delivery service for customers and further deepen and expand the business scope of the Company.

We have also established a strong relationship with suppliers in the process of developing online direct sales business. As a result of our superior customer experience, our business has grown rapidly. We had approximately 8,090 and 31,660 customer accounts on September 2017 and September 2018, respectively, representing a 291.34% growth in customer accounts.

In our online direct sales business, we acquire products from suppliers and sell them directly to customers. We also conduct supplier consignment sales, in which we transfer online orders received to our suppliers for them to fulfil and deliver directly, and we do not need to keep inventory of such products. In addition, we also cooperate with sales agents, including channel agents and commercial agents, to promote and sell our products. We started selling beauty and computer products online in 2016 and have introduced a wide variety of products since then. We significantly expanded our product offerings in 2018 with home appliances and a wide array of general merchandise product categories. We have been continually adding new products and categories since then. As of September 30, 2018, our product offerings span a wide range of categories, covering in excess of 30,000 different kinds of products, through our online direct sales business model.

To further expand our business, we made a strategic decision in September, 2018 to include services in our business, and we expect that this will help improve our profitability as well as contribute to our business development and expansion. In our services business, we initially plan to cooperate with a number of off-line stores that mainly focus on travel and beauty industries. We intend to promote their business on the Lovego App, and users can spend their Lefuyou (similar in function to membership points) earned by shopping on Lovego App on purchases made in these off-line stores. This business strategy will lead to a win-win situation where, we can use our customer base and online channel to boost these off-line stores’ revenue generation, and also attract more users to our own sales platform and further enhance our platform’s influence by being able to provide various off-line services to our customers.

We believe that technology is the key to the success of our future business development and the evolution of our business ecosystem. We believe that our proprietary technology platform will have sufficient capacity to support our rapidly growing transaction needs, and will provide us with comprehensive, detailed and accurate operating data.

Our Industry

The total retail sales of consumer goods in China increased from approximately RMB24.3 trillion (approximately US$3.53 trillion) in 2013 to approximately RMB36.6 trillion (approximately US$5.3 trillion) in 2017, according to the National Bureau of Statistics of China, or NBS. China’s retail market is expected to continue to experience strong growth, and the overall retail market size is expected to exceed RMB48.0 trillion (approximately US$7.0 trillion) in 2020, according to the Ministry of Commerce’s 13th Five-Year Plan for Domestic Trade. Online shopping has been embraced by consumers in China and grown at an even faster rate. According to iResearch, China’s online retail market has increased from RMB1.9 trillion (approximately US$0.3 trillion) in 2013 to RMB6.1 trillion (approximately US$0.9 trillion) in 2017, representing a compound annual growth rate, or CAGR, of 33.9%, and is projected to reach RMB10.8 trillion (approximately US$1.6 trillion) by 2020. At the same time, China’s online shopping population grew from 302 million in 2013 to 533 million out of 753 million mobile internet users in 2017, according to China Internet Network Information Center, or CINIC.

We believe that the following trends are driving the continued growth of China’s e-commerce industry and are reshaping its future form. First, mobile shopping has become the dominant form of online retail in China, as consumers increasingly use their fragmented time to browse and shop anywhere, anytime. Second, the extensive availability of logistics infrastructure and expansive adoption of mobile payment have made mobile shopping increasingly efficient and convenient. Third, historically less developed cities in China have become an increasingly important market for e-commerce due to the rising spending power and a desire for a better standard of living. Fourth, China has an increasing base of small and micro enterprises which could benefit from and hence help develop more direct access to consumers.

The industry we are in is online retail business. Same as any other industry, the recognition and reputation of the retailers among customers, supplier, brands, third party merchants and other service providers contribute significantly to the growth and success of the retailers. Moreover, the online retail industry is characterized by rapid technological evolution, frequent changes in customer requirements and preferences, constant emergence of new products and services embodying new technologies, with introduction to new industry standards and practice, any of which could render the existing technologies and system outdated. So to remain competitive in the industry, the retailers must continually conduct research and development with respect to their online platforms. It is anticipated that the industry will continually expand and evolve.

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The PRC government extensively regulates the industry where we operate our business. The industry is subject to supervision and regulation by relevant PRC governmental authorities including China Food and Drug Administration and Administration for Industry and Commerce. Also, online retailers are required to hold a number of licenses and permits in connection with the online platform operation.

Our Competitive Strengths

Product Quality and Selection

Our professional procurement team provides us with a diverse portfolio of products on a global scale. We make it easy for customers to buy high-end products around the world. Our list of product categories includes electronics, cosmetics & personal care, apparel, baby care, watch & jewelry, office supplies, food & snacks, home & lifestyle. We purchase products under certain strategic supplier agreements and impose strict control on the product sourcing channels and the qualification of suppliers. Especially for food products as well as cosmetics, we request the suppliers to provide corresponding certificates. We are subject to the supervision from buyers and the public.

Our Strategy

Increase Our Buyer Base and Engagement

We plan to increase our marketing efforts to attract more buyers to our platform and convert more existing buyers on our platform to active buyers. We will continue to introduce more interactive features on our platform to enhance buyer engagement and experience. We will also continue to improve the diversity of our buyers and penetrate a larger part of the population.

Expand Merchandise Choices and Offerings

We will further expand our merchandise choices to provide more diversified products to our buyers. We plan to leverage our large and active buyer base and our brand to attract new merchants and offer new merchandise choices as well as more product within each category on our platform. We also plan to cooperate existing and new merchants more closely to help them better understand and serve our customers.

Enhance Brand Recognition and Continue to Adhere to Strict Quality Control

We believe that building our brand and strengthening the reputation of our platform is crucial to our continued success. We plan to increase our marketing efforts across online and offline channels to enhance user awareness and recognition of our platform. In addition, we will continue to implement strict quality control measures to foster trust from buyers.

Further Improve Technology Capability

We seek to continuously strengthen our technologies to improve the efficiency of our platform. We will continue to develop proprietary software and systems to serve our buyers and merchants, such as streamlined merchant services SaaS systems, and standardized quality control systems. We aim to achieve, through these technology improvement initiatives, better buyer experience, deeper understanding by our merchants of their target buyers, and improved productivity and efficiency of both merchants and us.

Pursue Select Strategic Investment and Expansion Opportunities

We also plan to selectively pursue strategic investments, alliances and acquisition opportunities that are complementary to our business and operations. With the right opportunity, we may seek to expand into international markets and bring our products to more buyers.

Attract and Retain Talents

We intend to continue devoting substantial resources to seek top talents, in particular engineers having strong technology backgrounds and prior experience in large leading internet companies. We are dedicated to providing employees with diversified work environment and a wide range of career development opportunities. We will continue to invest significant resources in employee career development and training opportunities.

Our Competition

The online retail industry in China is intensely competitive. Our current or potential competitors include (1) major e-commerce companies in China that offer a wide range of general merchandise product categories, such as JD mall, VIPShop.com, Amazon China, Pinduoduo and (2) major traditional retailers in China that are moving into online retail space, such as Suning Appliance Company Limited, which operates suning.com, and Gome Electrical Appliances Holding Limited, which operates gome.com.cn. We also face competition from online retail companies in China focused on specific product categories and from traditional retail stores, including those aiming to offer a one-stop shopping experience to customers.

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We anticipate that the online retail market will continually evolve and will continue to experience rapid technological change, evolving industry standards, shifting customer requirements, and frequent innovation. In addition, new and enhanced technologies may increase the competition in the online retail industry. New competitive business models may appear, for example based on new forms of social media or social commerce. We must continually innovate to remain competitive.

We also compete with companies making counterfeits of products sold on our platform at a lower prices. We may not be able to prevent others from unauthorized use which may adversely affect our sales amounts and harm our reputation eventually.

We believe we compete primarily on our ability to provide customers with a diverse portfolio of products, which helps to satisfy customers’ need. We believe we also compete on our ability to provide high-quality product offerings and customer services at competitive prices, which help generate more appeal for our products. We believe we also compete on our ability to provide efficient delivery services, which helps to provide convenience to customers.

Our Business Model

Since founding our Company, we have focused on developing the business of online direct sales, sales agent sales, supplier consignment sales, and offline stores sales, the operations of which are supported by our proprietary technology platform. The fact that our online direct sales and sales agent business have both grown substantially in size has proved to us, as we believe, that our online direct sales and technology platform will make us a strong player in China’s online retail industry in terms of providing superior customer experience.

Online Direct Sales

In our online direct sales business, we acquire products from suppliers and sell them directly to customers. We started selling beauty and computer products online in 2016 and as of September 2018, has introduced a wide range of products (i.e. up to 31,824 stock-keeping units, or SKUs) on our online sale platform. We significantly expanded our product offerings in 2018 with home appliances and a wide array of general merchandise product categories, and have been continually adding new products and categories since then. As of September 30, 2018, we offered a wide range of categories of products through our online direct sales platform.

Sales Agent Sales

Apart from direct sales, we also cooperate with sales agents including channel agents and commercial agents to promote and sell products.

Supplier Consignment Sales

Under supplier consignment sales, we transfer online orders received to our suppliers for them to fulfil and deliver directly, and we do not need to keep inventory of such products. Therefore the supplier consignment sales mode helps us reduce inventory risk while still providing us an avenue for considerable profits.

Omni-channel Initiatives

To achieve a wider vision of our business, we are exploring a variety of omni-channel integration opportunities and innovative business models. Leveraging our well-established technology platform and infrastructures, we believe we are well-positioned to create enhanced shopping experience for consumers as well as improved efficiency for our business partners in the ecosystem.

We believe we are well-positioned to provide online-to-offline (O2O) solutions to customers and offline retailers in select locations in China by capitalizing on our strong online presence and leveraging delivery system, we have strategic cooperation with SF Express, ZTO Express and STO Express. SF Express is one of the largest express delivery companies in China, and provides the fastest delivery of products to all regions in China within 24 hours. We focus on the mobile commerce sector and also collaborates with convenience stores to provide consumers with speedy premium shopping experience.

Beginning with consumer electronics products and expanding into personal care, books, cosmetics, and other general merchandise categories, these stores are offering thousands of SKUs at competitive prices. Using a new digital price tag system, we are able to support our offline franchise stores with our strong supply chain capability, and we ensure customers will always have transparent prices both online and in-store, and through further analysis of the integrated online and offline dataset, we can offer differentiated products in each offline franchise store that best suit potential customer demands. We will continue leveraging superior supply chain management know-how, strong logistics capabilities, and cutting-edge technology from our well-established retail infrastructure, to explore a variety of omni-channel opportunities and innovative business models and pursue enhanced shopping experience and improved operating efficiency.

To provide customers with a more dynamic and interactive integrated omni-channel shopping experience, we opened over ten offline franchise stores in popular commercial cities in China. However, the sales revenue of off-line stores were underperforming, therefore we decided to shut down gradually to avoid further losses, there are four offline franchise stores as of Sep 30,2018. To further expand and develop our business, we made a strategic decision in September provide certain services to other business companies and expect that such services would help increase profitability more significantly along with other business development and expansion. To provide such services, we plan to first cooperate with a number of other business companies off-line stores that mainly focus on travel and beauty industries. We will promote their business on Lovego App, and our users can spend their Lefuyou (a kind of incentive points) on purchases made in these off-line stores. We believe this business strategy will lead to a win-win situation where, we can use our customer base and online channel to boost these business companies’ revenue generation, and also attract more users to our own sales platform and further enhance our platform’s influence by being able to provide various off-line services to our customers.

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Our Products and Services

Products

We continually seek to add more products that appeal to our target customers. The number of products we offer has grown rapidly. We offer eight categories of products including but not limited to: home appliances, mobile handsets, computers and other digital products, furniture and household goods; apparel, shoes, bags; cosmetics and other personal care items; mother and childcare products, toys and instruments; food, beverage and fresh produce; watches, jewelry and luxury goods and office supplies. Each of these categories is further divided into numerous subcategories to facilitate browsing.

In building up our product offerings, we focus on quality as well as quantity. Due to our nationwide reach and our efficient fulfillment system, suppliers often choose us as the preferred distributor for a period of a few days or weeks, when they launch new products that they expect will be in high demand.

To further expand and develop our business, we made a strategic decision in September, 2018 to provide certain services to other business companies, and we expect such services would increase the profitability of our business more significantly along with other business development and expansion. To provide such services, we plan to first cooperate with a number of other business companies that mainly focus on travel and beauty industries and enable our users to use Lefuyou on purchases made in such business companies.

Online Experience

We believe that providing a satisfactory online experience is critical to attracting and retaining customers. We make sales primarily through our content-rich and user-friendly mobile application – Lovego App. Our mobile application not only offers a broad selection of authentic products at competitive prices but also provides easy site navigation, basic and advanced search functions, comprehensive product information and a large volume of customer reviews and ratings. These features will likely increase customers’ desire to browse our product offerings, and enable customers to learn more about the products and compare products before making purchases. With the increasing popularity of mobile internet-enabled devices, we have also developed Lovego App that can function on iOS and Android platforms.

Order Fulfilment

Delivery

For our online direct sales, we are responsible for the delivery of products. For supplier consignment sales, suppliers are responsible for the delivery of products. We believe that timely and reliable delivery is critical to the continued success of our business.

Our nationwide delivery network has the following features:

Delivery Network. We can deliver products to customers in almost all counties and districts across China as of September 30, 2018. We deliver a majority of our orders through SF Express, which is allegedly the fastest and most reliable express delivery company in China. We believe using such reliable courier to deliver our orders fast is helpful to create satisfactory customer experience and can help us stand out from our competitors.

Flexible Delivery Arrangements. Customers can choose their preferred delivery period during the day when they place orders; in certain regions, customers can also choose evening delivery period at their choice. Customers also have the option to reschedule a delivery by logging into their respective Lovego App account to obtain the contact information of the delivery personnel and make arrangements with such personnel directly by themselves. We believe by offering our customers with flexible delivery arrangements that satisfy their needs is an essential part of customer satisfaction.

Payment.

Various kinds of online payment methods are offered to customers at the time they place their orders, such as Weixin Pay, Alipay among others. Customers chose online payment approximately 90% of the time in 2017.

Marketing

We believe that the most effective form of marketing is to continually enhance our customer experience, as customer satisfaction engenders word-of-mouth referrals and repeat purchases. We have been able to build an extensive base of loyal customers primarily through providing superior customer experience and conducting marketing and brand promotion activities.

In addition to conducting marketing activities through traditional online and offline channels, we have also designed innovative programs and promotion activities to further enhance the brand awareness of both us and our partners, and to better reach our customers. For instance, we have offered “618 Mid-year Sales,” “Happy Fathers’ Day Selection,” and “6.1 Children’s Day Promotion.” In order to further improve customer experience and increase user engagement on mobile internet, we are exploring cooperation opportunities with many business partners on the mobile side.

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Unique Business Model (Lefuyou)

We have developed a unique business model called Lefuyou (a kind of incentive points), under which we give our customers Lefuyou after they place orders with us, except some specific products. Lefuyou rules are as follows:

•	A percentage of sales prices of some products is reserved as Lefuyou which are incentive points to be used in the future.
•	100 Lefuyou can be used as RMB 1 Yuan.
•	Some products are not entitled to Lefuyou.
•	Lefuyou cannot be cashed.
•	Lefuyou can be used as payment for future purchases made with us.

The time needed to process the giving back on an order depends on when we receive profits on an order. In other words, we would like to share our profit with our customers, Lefuyou mode is our comparative advantage to promote customer loyalty and increase our price competitiveness.

As part of our marketing strategy, we provide various incentives to our existing customers to increase their spending and loyalty. Our customers can earn reward points upon registration and for each purchase they make, and may exchange the reward points for coupons, gifts and lucky draw opportunities on our platform. Our customers may also earn reward points by introducing new members and customers to our platform. In addition, we encourage our customers to share their successful flash sales shopping experiences through social media and microblogging websites in China. We offer an “easy-to-share” function that enables our customers to easily share their shopping experiences with us on Internet social networking platforms and microblogging websites.

Pricing

We offer competitive pricing to attract and retain customers. We make continual efforts to maintain and improve an efficient cost structure and create incentives for our suppliers to provide us with competitive prices.

Pricing policy

We are making continual efforts to set our prices to be competitive with those on other major online retail websites and in offline stores in China. We typically negotiate with our suppliers for prices that are comparable to or lower than those offered to retailers in other sales channels. If we reduce the price on our website before the product is delivered to the customer, then the customer generally has an opportunity to lock in the lower price.

Special promotions

We offer a selection of discounted products on special occasions, such as the anniversary sales promotional event on June 18 and China’s new online shopping festival on November 11, and on important holidays such as Christmas and Chinese New Year. We also hold regular promotions for selected products for a limited period of time. Special promotions attract bargain hunters and give our customers an additional incentive to visit our website regularly.

Customer Service and Return and Exchange Policies

Providing satisfactory customer services is a high priority. Our commitment to customers is reflected in the high service levels provided by our customer service staff as well as in our product return and exchange policies.

13-7 Customer service centers

We operate three 13-7 customer service centers (providing online customer services 7 days a week and 13 hours per day) in Shanghai, handling all kinds of customer queries and complaints regarding our products and services. Customers can make queries and file complaints via various channels such as phone calls, online written instant messengers, and emails.

Returns and exchanges policies

We accept unconditional returns or exchanges within seven days of purchase. Merchandise with defects can be returned for exchange within 15 days of purchase. For customers with good credit, we provide “quick refund” service, that is, the customers are refunded as soon as they submit the return requests. If customers report defects more than 15 days after receipt but still within the warranty period, we will have defective goods repaired or take other appropriate action to compensate the customer, depending on the nature of the issue. We will generally pick up defective items for return or exchange at the customer’s address, provided that the return or exchange is requested within 15 days of receipt of the item and the address is within the area that is serviced by our employees or by one of the third-party couriers that have agreed to provide this service for us. Alternatively, customer can also mail the merchandise to one of our regional fulfillment centers or bring the product to the nearby pickup station. The same policies apply to products sold through our online marketplace.

Supply

In our online direct sales business, we sourced products from over 1067 suppliers as of September 30, 2018. Procuring products on such a massive scale requires considerable expertise. We negotiate with the manufacturer or a higher-level distributor where possible in order to obtain the most favorable terms, even if we sign a contract with a lower-level distributor for operational reasons.

As we increase in scale in particular product categories, we expect to increase our direct purchases from manufacturers and, where appropriate, to become an authorized reseller. We believe that our ability to establish direct relationships with manufacturers will provide improved product pricing and access to hard-to-get products.

We select suppliers on the basis of brand, reliability, volume and price. They must be able to meet our demands for timely supply of authentic products and also provide high quality post-sale customer service. We perform background checks on each supplier and the products it provides before we enter into any agreement. We examine their business licenses and the qualification certificates for their products, and check their brand recognition and make investigation about the market acceptance of their products among players in the same industry. We also conduct on-site visits to assess and verify their location, scale of business, production capacity, property and equipment, human resources, research and development capability, quality control system and fulfillment capability. Our standard form contract requires suppliers to represent that their goods are authentic and from lawful sources and do not infringe upon lawful rights of third parties and to pay us liquidated damages for any breach. We normally enter into one-year framework agreements with our suppliers and renew them annually.

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Seasonality

We experience seasonality in our business, reflecting a combination of seasonal fluctuations in customer purchases, promotional events, and traditional retail seasonality patterns. For example, we generally experience less user traffic and purchase orders during national holidays in China, particularly during the Chinese New Year holiday season in the first quarter of each year. Furthermore, sales in the traditional retail industry are significantly higher in the fourth quarter of each calendar year than in the preceding three quarters. E-commerce companies in China hold special promotional campaigns on November 11 each year that tend to boost sales in the fourth quarter relative to other quarters, and we hold a special promotional campaign in the second quarter of each year, on June 18, to celebrate the anniversary of the founding of our e-commerce business. Overall, the historical seasonality of our business has been relatively mild due to our rapid growth but has been increasing and may further increase in the future. Due to our limited operating history, the seasonal trends that we have experienced in the past may not apply to, or be indicative of, our future operating results.

Intellectual Property

Trademarks

We currently hold 79 trademark registration certificates and Shenzhen Lefu is the registrant of these trademarks and has the right to use these trademarks. We also hold 1 domain name registration certificate and Shanghai Lefu is the registrant of the domain name. There is a Trademark Licensing Agreement between Shanghai Lefu and Shenzhen Lefu, under which Shanghai Lefu is the licensor and Shenzhen Lefu is the licensee of the trademark “Lovego”.

The legal regime in China for the protection of intellectual property rights is still at a relatively early stage of development. Despite many laws and regulations promulgated and other efforts made by China over the years to enhance its regulation and protection of intellectual property rights, private parties may not enjoy intellectual property rights in China to the same extent as they would in many western countries, including the United States, and enforcement of such laws and regulations in China have not achieved the levels reached in those countries. Therefore, it is difficult and expensive to police and enforce against infringement of intellectual property rights in China. Imitation or counterfeiting of our products or other infringement of our intellectual property rights, including our trademarks, could diminish the value of our various brands or otherwise adversely affect our net revenues. We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our product brand, reputation and competitive position. In addition, we may have to enforce our intellectual property rights through litigation. Such litigation may result in substantial costs and diversion of resources and management attention.”

Technology

Technology is the key to the success of our future business development and the evolution of our ecosystem. Our proprietary technology platform supports our rapidly growing processing capacity requirements, and provides us with detailed and accurate visibility and information based on our comprehensive operating data from value chain.

As of September 30, 2018, we employ 29 research and development professionals to design, develop and operate our technology platform.

Key components of our technology platform include:

Support Different Business Models to Enhance Operating Efficiency

In addition to supporting traditional e-commerce mode, the platform can also achieve online payment and offline service mode, which is more flexible and more profitable than other traditional e-commerce systems.

Provide synchronous shopping App and web mall Lovego

The synchronous web mall and APP shopping mall can excavate the E-Commerce market potential, to create more chances for Lovego to achieve higher sales revenue further to make more profit.

Independent background, separate transaction

It takes the form of separate background of buyers and sellers and independent management, so that both buyers and sellers have their own independent login background and can conduct order, payment, settlement and other operations according to their own needs.

Our Lovego mobile apps contain the following information and features:

Browsing.

All visitors to our platform can browse and view our promotion events, but a customer must register as a member for free in order to participate in the promotion events. Our platform features a variety of different brands and products for each regular promotion events. We sort our product offerings into different categories, such as “women,” “men,” “children,” “outdoors,” “lifestyle,” and “accessories” so that our customers can easily find the products they are interested in.

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Comprehensive product information.

Each product page contains pictures, descriptions, and sometimes short videos of the product, the price, a pull-down menu to show whether the product is in stock at the customer’s location, customer reviews and ratings, and whether the product will be delivered by us or by one of our third-party sellers. Depending on the type of product, there will be additional information to help the customer make a purchase decision or recommendations to steer the customer towards additional products.

Daily Sales Events.

We launch new sales events regularly and typically last for several days. Each sale item is available in limited quantities and remains on sale only while supplies last.

Ordering.

To order products on our platform, our customers simply click on a button to add an item to their virtual shopping cart. To execute orders, customers click on the “check-out” button and are prompted to supply shipping details and payment details in the case of first-time customers buying from our platform. Customers can always access our customer service representatives online or by phone for assistance during service time while they are shopping online or after the order is placed.

Real-time order tracking.

Customers can log into their accounts to check the status of their orders. All packages in our system are given a unique identifier and their progress is updated each time they are handled by one of our warehouse or delivery personnel or one of our contracted third-party couriers.

Insurance

We provide social security insurance including medical insurance, maternity insurance, workplace injury insurance, unemployment insurance and pension benefits through a PRC government-mandated multi-employer defined contribution plan for our employees. We do not maintain business interruption insurance, nor do we maintain product liability insurance or key-man life insurance.

Corporate Social Responsibility

We recognize our responsibility to bring improvements to society in which we live and work, and we believe strongly that our core values, including commitment to brands, customers, our employees and broader society are the backbone that drives our decisions to build a healthy and vibrant ecosystem. Combined with an unrelenting focus on developing our technology capabilities to improve efficiency and service, we believe that we have laid the groundwork for many years of robust growth.

We are committed to leveraging our technology and relationships with consumers and suppliers to benefit society. We believe in putting our business assets to use to build not only the future of retail, but also a better future for all stakeholders. Our social responsibilities include environment sustainability, employee welfare and benefits, poverty alleviation and more.

Employee Welfare and Benefits

We have always striven to provide employees with full social benefits, diversified work environment and a wide range of career development opportunities. As of September 30,2018, we had a total of 88 full-time employees, and we signed formal contracts with all of our employees and provided them with social benefits. We have invested significant resources in employee career development and training opportunities. For example, we established comprehensive training programs that cover topics such as corporate culture, employee rights and responsibilities, team-building, professional conduct, job performance, management skills, leadership and executive decision-making. We have a special training facility, Lefuhongde School of Chinese Classics, to further strengthen our internal training capabilities.

Regulation

Because our operating subsidiaries are located in the PRC, we are regulated by the national and local laws of the PRC.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including the Ministry of Commerce, China food and drug administration, and the Ministry of Industry and Information Technology, or MIIT. Together, these government authorities promulgate and enforce regulations that cover many aspects of the operation of online retailing and distribution of upscale products, including entry into these industries, the scope of permissible business activities, licenses and permits for various business activities, and foreign investment.

We are also subject to the PRC’s foreign currency regulations. The PRC government has controlled Renminbi reserves primarily through direct regulation of the conversion of Renminbi into other foreign currencies. Although foreign currencies, which are required for “current account” transactions, can be bought freely at authorized PRC banks, the proper procedural requirements prescribed by PRC law must be met. At the same time, PRC companies are also required to sell their foreign exchange earnings to authorized PRC banks and the purchase of foreign currencies for capital account transactions still requires prior approval of the PRC government.

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There are substantial uncertainties regarding the interpretation and application of existing or proposed PRC laws and regulations. We cannot assure you that the PRC regulatory authorities would find that our corporate structure and our business operations comply with PRC laws and regulations. If the PRC government finds us to be in violation of PRC laws and regulations, we may be required to pay fines and penalties, obtain certain licenses, approvals, or permits and change, suspend or discontinue our business operations until we comply with applicable laws.

Regulations Relating to E-Commerce

China’s e-commerce industry is at a relatively early stage of development and there are few PRC laws or regulations specifically regulating the e-commerce industry. In May 2010, the State Administration of Industry and Commerce adopted the Interim Measures for the Administration of Online Commodities Trading and Relevant Services, which took effective in July 2010. Under these measures, enterprises or other operators which engage in online commodities trading and other services and have been registered with the State Administration of Industry and Commerce or its local branches must make the information stated in their business license available to the public or provide a link to their business license on their website. Online distributors must adopt measures to ensure safe online transactions, protect online shoppers’ rights and prevent the sale of counterfeit goods. Information on products and transactions released by online distributors must be authentic, accurate, complete and sufficient.

In January 2014, the State Administration of Industry and Commerce promulgated the Administrative Measures for Online Trading, which terminated the above interim measures and became effective in March 2014. The Administrative Measures for Online Trading further strengthen the protection of consumers and impose more stringent requirements and obligations on online business operators and third-party online marketplace operators. For example, online business operators are required to issue invoices to consumers for online products and services. Consumers are generally entitled to return products purchased from online business operators within seven days upon receipt, without giving any reason. Online business operators and third-party online marketplace operators are prohibited from collecting any information on consumers and business operators, or disclosing, selling or providing any such information to any third party, or sending commercial electronic messages to consumers, without their consent. Fictitious transactions, deletion of adverse comments and technical attacks on competitors’ websites are prohibited as well.

In March 2016, the State Administration of Taxation, the Ministry of Finance and the General Administration of Customs jointly issued the Circular on Tax Policy for Cross-Border E-commerce Retail Imports, which took effect in April 2016. Pursuant to this circular, goods imported through the cross-border e-commerce retail are subject to tariff, import value-added tax, or VAT, and consumption tax based on the types of goods. Individuals purchasing any goods imported through cross-border e-commerce retail are taxpayers, and e-commerce companies, companies operating e-commerce transaction platforms or logistic companies are required to withhold the taxes.

On August 31, 2018, The E-Commerce Law of the People’s Republic of China has been adopted and issued, and shall come into force as of January 1, 2019. Under this law, more obligations and requirements are imposed to E-commerce platform operators, which means more protections to business operators and consumers. For example, E-commerce platform operators shall adhere to the principles of transparency, fairness and equitableness, formulate platform service agreement and transaction rules, and specify the rights and obligations pertaining to accessing and exiting the platform, quality assurance for goods and services, consumer rights protection, protection of personal information etc. To be specific, unreasonable restrictions or unreasonable conditions shall not be imposed on transactions of the business operators on the platform, nor shall unreasonable fees be collected from those business operators. Furthermore, for goods or services which relate to life and health or consumers, an e-commerce platform operator shall bear the corresponding liability, where it fails to perform the obligation of verifying the qualification of the business operator using the platform, or fails to perform the safety assurance obligation towards consumers, causing consumers to suffer damages.

We are subject to these measures as a result of our online direct sales.

Regulations Relating to Product Quality and Consumer Protection

The Product Quality Law applies to all production and sale activities in China. Pursuant to this law, products offered for sale must satisfy relevant quality and safety standards. Enterprises may not produce or sell counterfeit products in any fashion, including forging brand labels or giving false information regarding a product’s manufacturer. Violations of state or industrial standards for health and safety and any other related violations may result in civil liabilities and administrative penalties, such as compensation for damages, fines, suspension or shutdown of business, as well as confiscation of products illegally produced and sold and the proceeds from such sales. Severe violations may subject the responsible individual or enterprise to criminal liabilities. Where a defective product causes physical injury to a person or damage to another person’s property, the victim may claim compensation from the manufacturer or from the seller of the product. If the seller pays compensation and it is the manufacturer that should bear the liability, the seller has a right of recourse against the manufacturer. Similarly, if the manufacturer pays compensation and it is the seller that should bear the liability, the manufacturer has a right of recourse against the seller.

The Consumer Protection Law sets out the obligations of business operators and the rights and interests of the consumers in China. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide consumers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the Consumer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, replacement of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties when personal damages are involved or if the circumstances are severe. The Consumer Protection Law was further amended in October 2013 and became effective in March 2014. The amended Consumer Protection Law further strengthen the protection of consumers and impose more stringent requirements and obligations on business operators, especially on the business operators through the internet. For example, the consumers are entitled to return the goods (except for certain specific goods, such as custom-made goods, fresh and perishable goods, digital products (e.g. audio-visual products, computer software downloaded online or unpacked by the consumer), newspapers and periodicals delivered and other goods for which non-return of goods is confirmed by the consumer at the time of purchase based on the characteristics of the goods,) within seven days upon receipt without any reasons when they purchase the goods from business operators on the internet. The consumers whose interests have been damaged due to their purchase of goods or acceptance of services on online marketplace platforms may claim damages from sellers or service providers.

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Regulations Relating to Pricing

In China, the prices of a very small number of products and services are guided or fixed by the government. According to the Pricing Law, business operators must, as required by the government departments in charge of pricing, mark the prices explicitly and indicate the name, origin of production, specifications, and other related particulars clearly. Business operators may not sell products at a premium or charge any fees that are not explicitly indicated. Business operators must not commit the specified unlawful pricing activities, such as colluding with others to manipulate the market price, using false or misleading prices to deceive consumers to transact, or conducting price discrimination against other business operators. Failure to comply with the Pricing Law may subject business operators to administrative sanctions such as warning, ceasing unlawful activities, compensation, confiscating illegal gains, fines. The business operators may be ordered to suspend business for rectification, or have their business licenses revoked if the circumstances are severe. We are subject to the Pricing Law as an online retailer and believe that our pricing activities are currently in compliance with the law in all material aspects.

Regulations Relating to Employment

The Labor Contract Law and its implementation rules provide requirements concerning employment contracts between an employer and its employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. The Labor Contract Law and its implementation rules also require compensation to be paid upon certain terminations, which significantly affects the cost of reducing workforce for employers. In addition, if an employer intends to enforce a non-compete provision with an employee in an employment contract or non-competition agreement, it has to compensate the employee on a monthly basis during the term of the restriction period after the termination or ending of the labor contract. Employers in most cases are also required to provide a severance payment to their employees after their employment relationships are terminated.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. According to the Social Insurance Law, an employer that fails to make social insurance contributions may be ordered to pay the required contributions within a stipulated deadline and be subject to a late fee. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to the Regulations on Management of Housing Fund, an enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

Our Employees

As of September 30, 2018, we employed a total of 88 full-time employees. The following table sets forth the number of our employees by function as of September 30, 2018.

Function：	As of September 30, 2018
Sales and marketing	25
Fulfillment	15
Technology development	29
Management and administration	19
Total	88

As required by applicable PRC law, we have entered into employment contracts with all of our officers, managers and employees. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages.

We are required under PRC law to make contributions to the employee benefit plans at specified percentages of the after-tax profit. In addition, we are required by the PRC law to cover employees in China with various types of social insurance. We believe that we are in material compliance with the relevant PRC laws.

Facilities

Our corporate headquarters are located in Room 161, 2nd Floor, No.12 Building, 1154 Kangqiao Road, Pu Dong New District, Shanghai, China, The warehouse is located at Building E, 111 West Zhengyang Road, Xiuzhou District, Jiaxing, Zhejiang.

We believe that our existing facilities are adequate for our current needs. When our lease expires, we may exercise our renewal options or look for additional or alternate space for our operations. We believe that suitable additional or alternative space will be available in the future on commercially reasonable terms.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information set forth in this Report, you should carefully consider the risk factors discussed below when considering an investment in our common stock. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the market price of our common stock could decline and you could lose some or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Risks Related to Our Business

Any harm to our Lovego brand or our reputation may materially and adversely affect our business and results of operations.

We believe that the recognition and reputation of our Lovego brand among our customers, suppliers and third-party merchants have contributed significantly to the growth and success of our business. Maintaining and enhancing the recognition and reputation of our brand are critical to our business and market position. Many factors, some of which are beyond our control, are important to maintaining and enhancing our brand. These factors include our ability to:

•	maintain the popularity, quality and authenticity of the products we offer;

•	provide a superior online shopping experience to customers;

•	increase brand awareness through various means of marketing and promotional activities;

•	maintain the efficiency, reliability and quality of our fulfillment and delivery services;

•	maintain and improve customers’ satisfaction with our after-sales services;

•	preserve and enhance our reputation and goodwill generally and in the event of any negative publicity on product quality or authenticity, customer service, internet security, or other issues affecting us or other online retailers in China; and

•	maintain our cooperative relationships with quality suppliers, third-party merchants and other service providers.

We face intense competition, and if we fail to compete effectively, we may lose market share and customers.

China’s retail market is fragmented and highly competitive. We face competition from traditional retailers as well as e-commerce platform companies, such as JD.com, Inc., which operates JD.com, and Vipshop Holdings Limited, which operates VIP.com and Lefeng.com. Our current or future competitors may have longer operating histories, greater brand recognition, better supplier relationships, larger customer bases, more cost-effective fulfillment capabilities or greater financial, technical or marketing resources than we do. Competitors may leverage their brand recognition, experience and resources to compete with us in a variety of ways, including investing more heavily in research and development and making acquisitions for the expansion of their products and services. Some of our competitors may be able to secure more favorable terms from suppliers, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory policies and devote substantially more resources to their website and system development than us. In addition, new and enhanced technologies may increase the competition in the online retail market. Increased competition may reduce our profitability, market share, customer base and brand recognition. There can be no assurance that we will be able to compete successfully against current or future competitors, and such competitive pressures may have a material and adverse effect on our business, financial condition and results of operations.

Our operating results may fluctuate significantly from year to year, we cannot be certain that we will achieve or maintain profitability in the future.

Our operating results historically have been difficult to predict and have at times significantly fluctuated from year to year due to a variety of factors, many of which are outside of our control.

During Fiscal 2017, Shenzhen Qianhai Lefu E-Commerce Co., Ltd. and Shanghai Lefu E-Commerce Co., Ltd. had revenues of US$4,544,188, operating loss of US$5,890,905, and loss before income tax of US$6,463,077. During Fiscal 2016, Shenzhen Qianhai Lefu E-Commerce Co., Ltd. and Shanghai Lefu E-Commerce Co., Ltd. had revenues of US$1,427,479, operating loss of US$2,503,842, and losses before income tax of approximately US$2,505,829.

Our operating expenses do not always vary directly with revenue and may be difficult to adjust in the short term. As a result, if revenue for a particular year or quarter is below our expectations, we may not be able to proportionately reduce operating expenses for that period, and therefore such a revenue shortfall would have a disproportionate effect on our operating results for that period.

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We have limited experience and operating history in our new product categories, which makes predicting our future results of operations more difficult than it otherwise would be. Therefore, our past results of operations should not be taken as indicative of our future performance. If we cannot successfully address new challenges and compete effectively, we may not be able to recover costs of our investments, and our future results of operations and growth prospects may be materially and adversely affected.

We may incur liability for products sold on our internet platform.

We may incur liability for products sold on our internet platform that are without or have yet to receive proper authorization, or for products sold or content posted on our internet platform that infringe on third-party intellectual property rights, or for products sold on our internet platform that fail to comply with cosmetics-related permits or filing requirements. Although we have adopted measures to verify the authorization of products sold through us and avoid potential infringement of third-party intellectual property rights in the course of sourcing and selling products, we may not be successful in ensuring all products sold on our platform have proper authorization.

We have sold certain branded products that were procured by our suppliers or third-party merchants from overseas and domestic markets that are without or have yet to receive proper authorization and as a result, our relationships with brand owners may be adversely affected. Although our suppliers and third-party merchants are responsible for sourcing products to be sold on our internet platform and allegations and claims have not had material adverse impact on our business in the past, we might be required to allocate significant resources and incur material expenses regarding such claims in the future. If there is a successful claim against us, we might be required to pay substantial damages or refrain from further sale of the relevant products. Regardless of whether we successfully defend against such claims, we could suffer negative publicity and our reputation could be severely damaged. Any of these events could have a material and adverse effect on our business, results of operations or financial condition.

Furthermore, although as an online distributor we are not required to obtain customs clearance or other specific cosmetics-related permits, we are required under the relevant PRC laws to check whether importers have obtained the requisite import related permits or filings and whether the products have passed the quality inspection before they are sold and distributed in the China market. In the past, for products imported from outside of the PRC, we had requested our suppliers and third-party merchants to provide the relevant import permits or filings. To reduce any legal risks that we may be exposed to, we have adopted internal policy and procedures to periodically check import permits or filings as well as import tariff payments of our suppliers and third-party merchants. If any of our suppliers or third-party merchants has evaded import tariffs or fails to obtain clearance from the customs or inspection and quarantine bureaus and sold such imported products to us or on our internet platform, we may be subject to fines, suspension of business, as well as confiscation of products illegally sold and the proceeds from such sales, depending on the nature and gravity of such liabilities.

Under our standard form agreements, we require suppliers or third-party merchants to indemnify us for any losses we suffer or any costs that we incur due to any products we source from these suppliers or any products sold by these third-party merchants. However, not all of our agreements with suppliers and third-party merchants have such terms, and for those agreements that have such terms, we may not be able to successfully enforce our contractual rights and may need to initiate costly and lengthy legal proceedings in China to protect our rights. Enforcing our contractual rights under those agreements will incur significant costs and efforts and will divert our management’s attention from day-to-day operations.

If we are unable to provide high quality customer experience, our business and reputation may be materially and adversely affected.

The success of our business largely depends on our ability to provide high quality customer experience, which in turn depends on a variety of factors. These factors include our ability to continue to offer authentic products at competitive prices, source products to respond to customer demands and preferences, maintain the quality of our products and services, provide reliable and user-friendly website interface and mobile applications for our customers to browse and purchase products, and provide timely and reliable delivery and superior after-sales service. If our customers are not satisfied with our products or services, or the prices at which we offer the products, or our internet platform is severely interrupted or otherwise fail to meet our customers’ requests, our reputation and customer loyalty could be adversely affected.

We rely on contracted third-party delivery service providers to deliver our products. Interruptions to or failures in the delivery services could prevent the timely or successful delivery of our products. These interruptions or failures may be due to unforeseen events that are beyond our control or the control of our third-party delivery service providers, such as inclement weather, natural disasters or labor unrest. If our products are not delivered on time or are delivered in a damaged state, customers may refuse to accept our products and have less confidence in our services. Furthermore, the delivery personnel of contracted third-party delivery service providers act on our behalf and interact with our customers personally. Any failure to provide high-quality delivery services to our customers may negatively impact the shopping experience of our customers, damage our reputation and cause us to lose customers.

In addition, we depend on our customer service center and online customer service representatives to provide live assistance to our customers. If our customer service representatives fail to provide satisfactory service, or if waiting times are too long due to the high volume of calls from customers at peak times, our brand and customer loyalty may be adversely affected. In addition, any negative publicity or poor feedback regarding our customer service may harm our brand and reputation and in turn cause us to lose customers and market share.

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As a result, if we are unable to continue to maintain our customer experience and provide high quality customer service, we may not be able to retain existing customers or attract new customers, which could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to offer products at attractive prices to meet customer needs and preferences, our business, financial condition and results of operations may be materially and adversely affected.

Our future growth depends on our ability to continue attracting new customers and increasing the spending level of our existing customers. Constantly changing consumer preferences have affected and will continue to affect the online retail industry. We must stay abreast of emerging lifestyle and consumer preferences and anticipate product trends that will appeal to existing and potential customers. Our customers choose to purchase authentic and quality products on our internet platform due in part to the attractive prices that we offer, and they may choose to shop elsewhere if we cannot match the prices offered by other online retailers or by physical stores. If our customers cannot find their desired products within our product portfolio at attractive prices, they may lose interest in us and visit our internet platform less frequently or even stop visiting our internet platform altogether, which in turn may materially and adversely affect our business, financial condition and results of operations.

If we fail to manage and expand our relationships with suppliers and third-party merchants, or otherwise fail to procure products at favorable terms, our business and growth prospects may suffer.

Our suppliers and third-party merchants include brand owners, brand distributors, resellers and suppliers of our exclusive products. Maintaining strong relationships with these suppliers and third-party merchants is important to the growth of our business.

In particular, we depend significantly on our ability to procure products from suppliers on favorable pricing terms and attract third-party merchants to offer their products on commercially attractive terms. However, our agreements do not ensure the long-term availability of products or the continuation of particular pricing practices or payment terms beyond the end of the contractual term. Other than for exclusive products, our agreements with suppliers and third-party merchants typically do not restrict them from selling products to other buyers. We cannot assure you that our current suppliers and third-party merchants will continue to sell products to us or offer products on our internet platform on commercially attractive terms, or at all, after the term of the current agreement expires. Even if we maintain good relationships with our suppliers and third-party merchants, they may be unable to remain in business due to economic conditions, labor actions, regulatory or legal decisions, natural disasters or other causes. In the event that we are not able to source products at favorable prices, our net revenues and gross profit as a percentage of net revenues may be materially and adversely affected.

In the event that any supplier or third-party merchant does not have authorization from the relevant brands to sell certain products to us, the suppliers may be prevented from selling products to us or the third-party merchants may be prevented from selling products at our internet platform at any time, which may adversely affect our business and net revenues. In addition, if our suppliers cease to provide us with favorable payment terms, our requirements for working capital may increase and our operations may be materially and adversely affected. We will also need to establish new supplier and third-party merchant relationships to ensure that we have access to a steady supply of products on favorable commercial terms. If we are unable to develop and maintain good relationships with suppliers and third-party merchants that would allow us to obtain a sufficient amount and variety of authentic and quality products on acceptable commercial terms, it may limit our ability to offer sufficient products sought by our customers, or to offer these products at prices acceptable to them. Any negative developments in our relationships with suppliers and third-party merchants could materially and adversely affect our business and growth prospects. If we fail to attract new suppliers and third-party merchants to sell their products to us or offer their products on our internet platform due to any reason, our business and growth prospects may be materially and adversely affected.

Any interruption in the operation of our logistics centers for an extended period may have an adverse impact on our business.

The products we sell are stored in our logistics centers in Jiaxing，Zhejiang Province，China. All of our logistics centers are leased from third parties. If any of the landlords terminate the lease agreements with us, or materially alter any existing arrangements with us, we may be forced to leave the premises and may not be adequately compensated for our investments or at all, and our business, results of operations and financial condition may be materially and adversely affected as a result.

Our ability to process and fulfill orders accurately and provide high quality customer service depends on the smooth operation of our logistics centers. Our fulfillment infrastructure may be vulnerable to damage caused by fire, flood, power outage, telecommunications failure, break-ins, earthquake, human error and other events. If any of our logistics centers were rendered incapable of operations, then we may be unable to fulfill any orders in any of the geographic areas that rely on that center. We do not carry business interruption insurance, and the occurrence of any of the foregoing risks could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may not be able to recoup the capital expenditures or investments we make to expand and upgrade our fulfillment and technology capabilities.

We expect to continue to invest in our fulfillment and technology capabilities as our business further develops. We are likely to incur costs associated with these investments earlier than some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect. We may not be able to recover our capital expenditures or investments, in part or in full, or the recovery of these capital expenditures or investments may take longer than expected. As a result, the carrying value of the related assets may be subject to an impairment charge, which could adversely affect our profitability.

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If we fail to adopt new technologies or adapt our website, mobile application and systems to changing customer requirements or emerging industry standards, our business may be materially and adversely affected.

To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our internet platform. Our competitors are constantly developing innovations and introducing new products to increase their customer base and enhance user experience. As a result, in order to attract and retain customers and compete against our competitors, we must continue to invest significant resources in research and development to enhance our information technology and improve our existing products and services for our customers. The internet and the online retail industry are characterized by rapid technological evolution, changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and systems obsolete. Our success will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business, and respond to technological advances and emerging industry standards and practices in a cost-effective and timely way. The development of website, mobile application and other proprietary technology entails significant technical and business risks. There can be no assurance that we will be able to use new technologies effectively or adapt our website, mobile application, proprietary technologies and systems to meet customer requirements or emerging industry standards. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer requirements, whether for technical, legal, financial or other reasons, our business, prospects, financial condition and results of operations may be materially and adversely affected.

We may be subject to product liability claims if our customers are harmed by the products sold on our internet platform.

We sell products manufactured by third parties, some of which may be defectively designed or manufactured, of inferior quality or counterfeit. Sales and distributions of products on our internet platform could expose us to product liability claims relating to personal injury and may require product recalls or other actions. Third parties that suffered such injury may bring claims or legal proceedings against us as the retailer of the products or as the marketplace service provider. Although we would have legal recourse against the manufacturers, suppliers or third-party merchants of such products under PRC law, attempting to enforce our rights against the manufacturers, suppliers or third-party merchants may be expensive, time-consuming and ultimately futile. Defective, inferior or counterfeit products or negative publicity as to personal injury caused by products sold on our platform may adversely affect consumer perceptions of our company or the products we sell, which could harm our reputation and brand image. In addition, we do not currently maintain any product liability insurance in relation to products we sell. Our third-party liability insurance coverage does not include products offered through third-party merchants, and the coverage on merchandise sales products might be insufficient. As a result, any material product liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

If we are unable to conduct our marketing activities cost-effectively, our results of operations and financial condition may be materially and adversely affected.

We have incurred expenses on a variety of different marketing and brand promotion efforts designed to enhance our brand recognition and increase sales of our products. Our marketing and promotional activities may not be well received by customers and may not result in the levels of product sales that we anticipate. We incurred RMB 1,021,745 (approximately US$151,215) and RMB 943,167 (US$137,104) in marketing expenses in 2016 and 2017, respectively. Marketing approaches and tools in the consumer products market in China are evolving. This further requires us to enhance our marketing approaches and experiment with new marketing methods to keep pace with industry developments and customer preferences, which may not be as cost-effective as our marketing activities in the past and may lead to significantly higher marketing expenses in the future. We cannot assure you that we can continue to produce, or benefit from, unique and effective marketing campaigns in the future. Failure to refine our existing marketing approaches or to introduce new effective marketing approaches in a cost-effective manner could reduce our market share, cause our net revenues to decline and negatively impact our profitability.

If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our business requires us to manage a large volume of inventory effectively. We depend on our forecasts of demand for and popularity of various products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory or components are ordered and the date of sale. Demand may be affected by seasonality, new product launches, rapid changes in product cycles and pricing, product defects, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our customers may not order products in the quantities that we expect. It may be difficult to accurately forecast demand, and determine appropriate product or component. We generally have the right to return unsold items for most of our products to our suppliers. In order to secure more favorable commercial terms, we may need to continue to enter into supply arrangements without unconditional return clauses or with more restrictive return policies.

If we fail to manage our inventory effectively or negotiate favorable credit terms with third party suppliers, we may be subject to a heightened risk of inventory obsolescence, a decline in inventory values, and significant inventory write-downs or write-offs. In addition, if we are required to lower sale prices in order to reduce inventory level or to pay higher prices to our suppliers in order to secure the right to return products to our suppliers, our profit margins might be negatively affected. Any of the above may materially and adversely affect our results of operations and financial condition.

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Uncertainties relating to the growth and profitability of the online retail industry in China in general, and the development of the online curated and flash sales business models in particular, could adversely affect our net revenues and business prospects.

We generate substantially all of our net revenues from online retailing. While online retailing has existed in China since the 1990s, only recently have certain online retailers become profitable. The curated and flash sales business models were not introduced to China until recently. The long-term viability and prospects of various online retail business models in China, particularly the online curated and flash sales business models, remain relatively untested. Our future results of operations will depend on numerous factors affecting the development of the online curated and flash sales business and, more broadly, the online retail industry in China, many of which are beyond our control. These factors include:

•	the growth of internet, broadband, personal computer and mobile penetration and usage as well as online retailing in China, and the rate of such growth;

•	the trust and confidence level of online shopping consumers in China, as well as changes in customer demographics and consumer tastes and preferences;

•	the selection, price and popularity of products that we and our competitors offer online;

•	the emergence and development of alternative retail channels or business models that better address the needs of consumers; and

•	the development of fulfillment, payment and other ancillary services associated with online purchases.

A decline in the popularity of online shopping or more specifically, of online curated and flash sales, or any failure by us to adapt our internet platform and improve the online shopping experience of our customers in response to trends and consumer requirements, may adversely affect our net revenues and business prospects.

Furthermore, the online retail industry is very sensitive to macroeconomic changes, and retail purchases tend to decline during recessionary periods. Many factors outside of our control, including inflation and deflation, volatility of stock and property markets, interest rates, tax rates and other government policies and unemployment rates can adversely affect consumer confidence and spending, which could in turn materially and adversely affect our growth prospects and profitability.

The proper functioning of our technology platform is essential to our business. Any failure to maintain the satisfactory performance of our internet platform could materially and adversely affect our business and reputation.

The satisfactory performance, reliability and availability of our technology platform are critical to our success and our ability to attract and retain customers and provide quality customer service. Substantially all of our sales of products are made online through our internet platform. Our mobile customer experience relies on the effective use of mobile devices, operating systems, networks and standards that we do not control. Our net revenues depend on the number of visitors who shop on our internet platform and the volume of orders we fulfill. Any system interruptions caused by telecommunications failures, errors encountered during system upgrades or system expansions, computer viruses, hacking or other attempts to harm our systems that result in the unavailability or slowdown of our internet platform, leakage of confidential customer information, degraded order fulfillment performance, or additional shipping and handling costs, which may, individually or collectively, materially and adversely affect our business, reputation, financial condition and results of operations. In addition, any system failure or interruption could cause material damage to our reputation and brand image if our systems are perceived to be insecure or unreliable. Our servers may also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to system interruptions, website slowdown or unavailability, delays or errors in transaction processing, loss of data or the inability to accept and fulfill customer orders. Security breaches, computer viruses and hacking attacks have become more prevalent in our industry. We can provide no assurance that our current security mechanisms will be sufficient to protect our IT systems from any third-party intrusions, viruses or hacker attacks, information or data theft or other similar activities. Any such future occurrences could reduce customer satisfaction, damage our reputation and result in a significant decrease in our net revenues.

Additionally, we must continue to upgrade and improve our technology platform to support our business growth, and failure to do so could impede our growth. However, we cannot assure you that we will be successful in executing these system upgrades and improvement strategies. In particular, our systems may experience interruptions during upgrades, and the new technologies or infrastructures may not be fully integrated with the existing systems on a timely basis, or at all. If our existing or future technology platform does not function properly, it could cause system disruptions and slow response times, affecting data transmission, which in turn could materially and adversely affect our business, financial condition and results of operations.

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Any deficiencies in China’s telecommunication infrastructure could impair our ability to sell products over our internet platform, which could cause us to lose customers and materially and adversely affect our results of operations.

Substantially all of our sales of products are made online through our internet platform. Our business depends on the performance and reliability of the telecommunication infrastructure in China. The availability of our internet platform depends on telecommunications carriers and other third-party providers for communications and storage capacity, including bandwidth and server storage, among other things. Almost all access to the internet and mobile internet is maintained through state-owned telecommunication carriers under administrative control, and we obtain access to end-user networks operated by such telecommunications carriers and service providers to present our internet platform to consumers. Service interruptions prevent consumers from viewing our internet platform and placing orders, and frequent interruptions could frustrate customers and discourage them from attempting to place orders, which could cause us to lose customers and adversely affect our results of operations.

Failure to protect confidential information of our customers and network against security breaches could damage our reputation and brand and substantially harm our business and results of operations.

A significant challenge to the online retail industry is the secure transmission of confidential information over public networks. Substantially all of the orders and some of the payments for products we offer are made through our internet platform. In addition, some online payments for our products are settled through third-party online payment services. We also share certain personal information about our customers with contracted third-party delivery service providers, such as their names, addresses, phone numbers and transaction records. In such cases, maintaining complete security for the transmission of confidential information on our technology platform, such as customer names, personal information and billing addresses, is essential to maintaining customer confidence.

Advances in technology, the expertise of hackers, new discoveries in the field of cryptography or other events or developments could result in a compromise or breach of the technology that we use to protect confidential information. We may not be able to prevent third parties, especially hackers or other individuals or entities engaging in similar activities, from illegally obtaining such confidential or private information we hold as a result of our customers’ visits on our website. Such individuals or entities obtaining our customers’ confidential or private information may further engage in various other illegal activities using such information. In addition, we have limited control or influence over the security policies or measures adopted by third-party providers of online payment services through which some of our customers may elect to make payment for purchases at our website. The contracted third-party delivery service providers we use may also violate their confidentiality obligations and disclose or use information about our customers illegally. Although we do not believe that we will be held responsible for any such illegal activities, any negative publicity on our website’s safety or privacy protection mechanism and policy could have a material and adverse effect on our public image and reputation. We cannot assure you that similar events will not occur in the future. Any compromise of our information security or contracted third-party delivery service providers’ information security measures could have a material and adverse effect on our reputation, business, prospects, financial condition and results of operations.

Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the internet and mobile platforms have recently come under increased public scrutiny. As online retailing continues to evolve, we believe that increased regulation by the PRC government of data privacy on the internet is likely. We may become subject to new laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information that could affect how we store, process and share data with our customers, suppliers and third-party merchants. We generally comply with industry standards and are subject to the terms of our own privacy policies.

Significant capital and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with our privacy policies or privacy-related legal obligations. The methods used by hackers and others engaged in online criminal activities are increasingly sophisticated and constantly evolving. Any failure or perceived failure by us to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause our customers to lose trust in us. Any perception by the public that online transactions or the privacy of user information are becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online retailing and other online services generally, which may reduce the number of orders we receive.

Payment methods used on our internet platform subject us to third-party payment processing-related risks.

We accept payments using a variety of methods, including payment on delivery, online payments with credit cards and debit cards issued by major banks in China, and payment through third-party online payment platforms such as Alipay. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower our profit margins. We may also be subject to fraud and other illegal activities in connection with the various payment methods we offer, including online payment and cash on delivery options. We also rely on third parties to provide payment processing services. The delivery personnel of our contracted third-party delivery service providers collect the payment on our behalf, and we require the contracted third-party delivery service providers to remit the payment collected to us on the following day. If these companies fail to remit the payment collected to us in a timely fashion or at all, if they become unwilling or unable to provide these services to us, or if their services quality deteriorates, our business could be disrupted. We are also subject to various rules, regulations and requirements, regulatory or otherwise, governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers or facilitate other types of online payments, and our business, financial condition and results of operations could be materially and adversely affected.

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Our delivery and return policies may adversely affect our results of operations.

We have adopted shipping policies that do not necessarily pass the full cost of shipping on to our customers. We also have adopted customer-friendly return policies that make it convenient and easy for customers to change their minds after completing purchases. These policies improve customers’ shopping experience and promote customer loyalty, which in turn help us acquire and retain customers. However, these policies also subject us to additional costs and expenses, which we may not be able to recoup through increased net revenues. Our ability to handle a large volume of returns is unproven. If our return rates are higher than we expected, or such return policy is misused by a significant number of customers, our costs may increase significantly and our results of operations may be materially and adversely affected. In addition, as we cannot resell some returned products that are not in their original packaging or return the products to our suppliers pursuant to our contracts with them. If return rates for such products increase significantly, we may experience an increase in our inventory balance, which may adversely affect our working capital. If we revise these policies to reduce our costs and expenses, our customers may be dissatisfied, which may result in losing existing customers or failing to acquire new customers at a desirable pace, which may materially and adversely affect our results of operations.

We may be the subject of anti-competitive, harassing, or other detrimental conduct by third parties including complaints to regulatory agencies, negative blog postings, and the public dissemination of malicious characterization of our business that could harm our reputation and cause us to lose market share, customers and net revenues and adversely affect the price of our shares.

We may become the target of anti-competitive, harassing, or other detrimental conduct by third parties. Such conduct includes complaints, anonymous or otherwise, to regulatory agencies. We may be subject to government or regulatory investigation as a result of such third-party conduct and may be required to expend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that we will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against us, may be posted in internet chat-rooms or on blogs or any website or social media platform by anyone, whether or not related to us, on an anonymous basis. Consumers value readily available information concerning retailers and the goods and services offered by them and often act on such information without further investigation or authentication and without regard to its accuracy. Information on social media platforms and devices is easily accessible, and any negative publicity on us or our founders and management can be quickly and widely disseminated. Social media platforms and devices immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. Information posted may be inaccurate and adverse to us, and it may harm our performance, prospects or business. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of anonymous allegations or malicious statements about our business, which in turn may cause us to lose market share, customers and net revenues and adversely affect the price of our shares.

Our business depends on the continued efforts of our management. If we lose their services or they are unable to work together effectively or efficiently, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in this Report. If our management team cannot work together effectively or efficiently, our business may be severely disrupted. One or more of our executive officers may be unable or unwilling to continue their service to us, and we might not be able to replace them easily or at all. There can be no assurance that we will not have departures from our management team in the future. Our business, financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain personnel. If any of our executive officers joins a competitor or forms a competing business, we may lose customers, suppliers, know-how and key professionals and staff members. Our executive officers have entered into employment agreements and confidentiality and non-competition agreements with us. However, if any dispute arises between our officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

If we are unable to recruit, train and retain qualified personnel or sufficient workforce while controlling our labor costs, our business may be materially and adversely affected.

We intend to hire additional qualified employees to support our business operations and planned expansion. Our future success depends, to a significant extent, on our ability to recruit, train and retain qualified personnel, particularly technical, fulfillment, marketing and other operational personnel with experience in the online retail industry. Our experienced mid-level managers are instrumental in implementing our business strategies, executing our business plans and supporting our business operations and growth. The effective operation of our managerial and operating systems, logistics centers, customer service center and other back office functions also depends on the hard work and quality performance of our management and employees. Since our industry is characterized by high demand and intense competition for talent and labor, we can provide no assurance that we will be able to attract or retain qualified staff or other highly skilled employees that we will need to achieve our strategic objectives. Popular hosts may cease to be engaged by us, and we may be unable to attract new talent that can attract users or cause such users to increase the amount of time spent on our platform or the amount of money spent on our merchandize. Our logistics centers also require a significant number of blue-collar workers, and these positions tend to have higher than average turnover. Labor costs in China have increased with China’s economic development, particularly in the large cities where we operate our logistics centers. Inflation in China is also putting pressure on wages. In addition, as we are still a young company, our ability to train and integrate new employees into our operations may also be limited and may not meet the demand for our business growth on a timely fashion, or at all. If we are unable to attract, train and retain qualified personnel, our business may be materially and adversely affected.

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Increases in labor costs or restrictions in the supply of labor in China may materially and adversely affect our business, financial condition and results of operations.

We currently use workers dispatched by third-party labor service agents to provide customer service, logistics and delivery services. Under such labor arrangement, we may also incur liabilities if we cause any damages to such dispatched workers. If we are found to be in violation of the new rules regulating contract workers, we may be ordered by the labor authority to rectify the noncompliance by entering into written employment contracts with our contract workers.

With the rapid development of the Chinese economy, the cost of labor has increased and may continue to increase. Our results of operations will be materially and adversely affected if the labor costs of our suppliers in China increase. In addition, even if labor costs do not increase, we and our suppliers may not be able to find a sufficient number of workers to produce or provide us with the products we offer.

Furthermore, pursuant to the new PRC labor contract law that became effective in 2008, as amended in 2012, employers in China are subject to stricter requirements when signing labor contracts, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. The labor contract law and related regulations impose greater liabilities on employers and may significantly increase the costs of workforce reductions. If we decide to significantly change or reduce our workforces, the labor contract law could adversely affect our ability to make such changes in a timely, favorable and effective manner. Any of these events may adversely affect our business, financial condition and results of operations.

Future strategic alliances, investments, acquisitions or expansion into new businesses may have a material and adverse effect on our business, reputation and results of operations.

We may in the future enter into strategic alliances with various third parties to further our business purposes from time to time. Strategic alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the counter-party, and an increase in expenses incurred in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have little ability to control or monitor their actions. To the extent the third parties suffer negative publicity or harm to their reputations from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with such third parties.

In addition, we have made investments in complementary business and expanded into new businesses in the past and if we are presented with appropriate opportunities, we may continue to acquire additional assets, technologies or businesses that are complementary to our existing business. Expansion into diverse new areas involves new risks and challenges. Our lack of familiarity with these new areas and lack of relevant customer data relating to these new areas may make it more difficult for us to anticipate customer demand and preferences. In addition, Furthermore, we may not have much negotiating power in new areas of business and we may not be able to reach favorable terms with our business partners. We may need to price aggressively to gain market share or remain competitive in new areas of business. It may be difficult for us to achieve profitability in the new areas and our profit margin, if any, may be lower than we anticipate, which would adversely affect our overall profitability and results of operations. We cannot assure you that we will be able to recoup our investments in new businesses. In addition, past and future acquisitions and the subsequent integration of new assets and businesses into our own would require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. The costs of identifying and consummating acquisitions may be significant. We may also incur significant expenses in obtaining approvals from shareholders and relevant government authorities in China and elsewhere in the world. Acquired assets or businesses may not generate the financial results we expect. In addition, acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. The cost and duration of integrating newly acquired businesses could also materially exceed our expectations. Any such negative developments could have a material adverse effect on our business, financial condition and results of operations.

Any lack of requisite approvals, licenses or permits applicable to our business or failure to comply with PRC laws and regulations may have a material and adverse impact on our business, financial condition and results of operations.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including the MOFCOM, the Ministry of Industry and Information Technology, or MIIT, China food and drug administration, the State Drug Administration. Together, these government authorities promulgate and enforce regulations that cover many aspects of the operation of online retailing and distribution of food and nutritional supplements, including entry into these industries, the scope of permissible business activities, licenses and permits for various business activities, and foreign investment. We are required to hold a number of licenses and permits in connection with our business operation, including the value-added telecom business operation license, or ICP license, food distribution permit or food business operation permit (as applicable), as well as approvals for the establishment of foreign-invested enterprises engaging in the sale of goods over the internet. We currently holds business license, ICP license and food business license.

As of the date of this Report, we have not received any notice of warning or been subject to penalties or other disciplinary action from the relevant governmental authorities regarding our conducting our business without the above mentioned approvals and permits. However, we cannot assure you that we will not be subject to any penalties in the future. As online retailing is still evolving in China, new laws and regulations may be adopted from time to time to require additional licenses and permits other than those we currently have, and address new issues that arise from time to time. As a result, substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to online retail businesses. For example, we are providing mobile applications to mobile device users. It is uncertain if our variable interest entities, or VIEs, will be required to obtain a separate operating license in addition to the valued-added telecommunications business operating licenses for Internet content provision service. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material and adverse effect on our results of operations.

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We are required by PRC laws and regulations to pay various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. If the relevant PRC authorities determine that we shall make supplemental social insurance and housing fund contributions and that we are subject to fines and legal sanctions, our business, financial condition and results of operations may be adversely affected.

Our use of some leased properties could be challenged by third parties or government authorities, which may cause interruptions to our business operations.

We lease properties for our offices, logistics centers, dormitories, customer service center and physical stores. The lessors of some of these leased properties have been able to provide proper ownership certificates for the properties we lease or prove their rights to sublease the properties to us or hold legal certificates to legally lease properties to us. If our lessors are not the owners of the properties and they have not obtained consents from the owners or their lessors or permits from the relevant government authorities, our leases could be invalidated. We may have to renegotiate the leases with the owners or the parties who have the right to lease the properties, and the terms of the new leases may be less favorable to us. In addition, our leasehold interests in leased properties have not been registered with relevant PRC government authorities as required by PRC law, which may expose us to potential fines ranging from RMB1,000 to RMB10,000 per unit leasehold.

As of the date of this Report, we are not aware of any claims or actions being contemplated or initiated by government authorities, property owners or any other third parties with respect to our leasehold interests in or use of such properties. However, we cannot assure you that our use of such leased properties will not be challenged. In the event that our use of properties is successfully challenged, we may be subject to fines and forced to relocate the affected operations. In addition, we may become involved in disputes with the property owners or third parties who otherwise have rights to or interests in our leased properties. We can provide no assurance that we will be able to find suitable replacement sites on terms acceptable to us on a timely basis, or at all, or that we will not be subject to material liability resulting from third parties’ challenges on our use of such properties. As a result, our business, financial condition and results of operations may be materially and adversely affected.

Failure to renew our current leases or locate desirable alternatives for our facilities could materially and adversely affect our business.

As of June 30, 2018, we leased an aggregate of approximately 8.13thousand square meters of properties for our offices, logistics centers, dormitories, customer service center and physical stores. We may not be able to successfully extend or renew such leases upon expiration of the current term on commercially reasonable terms or at all, and may therefore be forced to relocate our affected operations. This could disrupt our operations and result in significant relocation expenses, which could adversely affect our business, financial condition and results of operations. In addition, we compete with other businesses for premises at certain locations or of desirable sizes. As a result, even though we could extend or renew our leases, rental payments may significantly increase as a result of the high demand for the leased properties. In addition, we may not be able to locate desirable alternative sites for our facilities as our business continues to grow and such failure in relocating our affected operations could affect our business and operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, copyrights, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. Although we are not aware of any copycat websites that attempt to cause confusion or diversion of traffic from us at the moment, we may become an attractive target to such attacks in the future because of our brand recognition in the online retail industry in China. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Policing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

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We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future, subject to legal proceedings and claims relating to the intellectual property rights of others. Some of our trademarks applications may be challenged by third parties and we may not be able to successfully register such trademarks. In addition, there may be other third-party intellectual property that is infringed by our products, services or other aspects of our business. There could also be existing patents or other intellectual property rights of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of the relevant intellectual property rights purportedly relating to some aspect of our technology platform or business, if any such holders exist, would not seek to enforce such intellectual property rights against us in China, the United States of America (the “United States,” or the “U.S.”) or any other jurisdictions. In addition, we strive to closely monitor the products offered on our internet platform, and also require suppliers and third-party merchants to indemnify us for any losses we suffer or any costs that we incur in relation to the products we source from such suppliers or the products offered by such third-party merchants on our internet platform. However, we cannot be certain that these measures would be effective in completely preventing the infringement of trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. Further, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these third-party infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question.

Finally, we use open source software in connection with parts of our technology platform. Companies that incorporate open source software into their own products and services have, from time to time, faced claims challenging the ownership of open source software and compliance with open source license terms. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software or noncompliance with open source licensing terms. Some open source software licenses require users who distribute open source software as part of their software to publicly disclose all or part of the source code to such software and make available any derivative works of the open source code on unfavorable terms or at no cost. Any requirement to disclose our source code or pay damages for breach of contract could be harmful to our business results of operations and financial condition.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected.

We are subject to the reporting obligations under U.S. securities laws. Section 404 of the Sarbanes-Oxley Act of 2002 and related rules require public companies to include a report of management on their internal control over financial reporting in their annual reports. This report must contain an assessment by management of the effectiveness of a public company’s internal control over financial reporting. In addition, an independent registered public accounting firm for a public company must attest to and report on management’s assessment of the effectiveness of the company’s internal control over financial reporting.

As required by Section 404 of the Sarbanes-Oxley Act of 2002 and related rules promulgated by SEC, our management assessed the effectiveness of our internal control over financial reporting as of September 30, 2018 using criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on such assessment, our management concluded that our internal control over financial reporting was effective as of September 30, 2018. In addition, our independent registered public accounting firm attested the effectiveness of our internal control and reported that our internal control over financial reporting was effective as of September 30, 2018.

However, if we fail to maintain effective internal control over financial reporting in the future, our management may not be able to conclude that we have effective internal control over financial reporting at a reasonable assurance level. In addition, the process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a financial reporting system that satisfies our reporting obligations. Our failure to discover and address any other material weaknesses or deficiencies may result in inaccuracies in our financial statements or delay in the preparation of our financial statements. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our shares, may be materially and adversely affected. Ineffective internal control over financial reporting could also expose us to increased risk of fraud or misappropriations of corporate assets and subject us to potential delisting from the stock exchange on which our shares are listed, regulatory investigations or civil or criminal sanctions.

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We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

We believe our current cash and cash equivalents, short-term investments and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the next 12 months. We may, however, require additional cash resources due to changed business conditions or other future developments, including any marketing initiatives or investments we may decide to pursue. If these resources are insufficient to satisfy our cash requirements, we may seek to obtain a credit facility or sell additional equity or debt securities. The sale of additional equity securities could result in dilution of our existing shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

We may fail to achieve and maintain profitability or obtain sufficient capital to fund our operations and continue as a going concern.

The Company has incurred operating losses of $5,890,905 and working capital deficit of $5,487,776 as of and for the period ended December 31, 2017, and has incurred operating losses of $2,503,842 and working capital deficit of $1,301,109 as of and for the period ended December 31, 2016. We therefore believe there may be some doubts with respect to the Company’s ability to continue as a going concern, which would depend on the ability of the Company to obtain adequate capital to fund operating losses until it becomes profitable and the ability of the Company to achieve and maintain profitability and positive cash flow from operating activities. If the Company would not be able to obtain sufficient capital to fund its operations or it would fail to achieve and maintain profitability and positive cash flow, it may be forced to cease operations. Our ability to achieve and maintain profitability and positive cash flow from operating activities depends on various factors, including our ability to grow revenue and control our costs and expenses, the effectiveness of our selling and marketing activities, consumer acceptance of our products and the growth and maintenance of our customer base. We may fail to achieve or sustain profitability or positive cash flow from operating activities, or fail to obtain sufficient capital to fund our operations.

We rely on a small number of suppliers for products sold, and a substantial portion of our income in royalties is generated by sales made to certain dealer.

We have relied on a small number of suppliers to provide us with a substantial percentage of the products sold by us. For the year ended December 31, 2017, products purchased by us from our top two suppliers accounted for approximately 20% and 12% in value of total products purchased by us, respectively. For the year ended December 31, 2016, products purchased by us from our top three suppliers accounted for approximately 27%, 19% and 16% in value of total products purchased by us, respectively. It is possible that we would continue relying on a small number of suppliers to supply us with a substantial percentage of products sold by us, and if one or more of such suppliers cease conducting business or cease cooperating with us, we may face a shortage in supply of a substantial portion of our products, and may consequently experience a decrease in sales revenue.

Over 10% of our income in Operation Royalties (as defined below) is generated by sales made to certain dealer. For the year ended December 31, 2017, the income generated on sales made to Shanghai Zhonglai Investment Management Consulting Services Center constituted approximately 10% of the Company’s total net Operation Royalties income. If such dealer ceases to purchasing products from us, our income would be adversely affected and it may not be easy for us to find a similar dealer in a short time.

We have limited insurance coverage which could expose us to significant costs and business disruption.

We maintain certain insurance policies to safeguard against risks and unexpected events. We have purchased all risk property insurance covering our inventory in all of our logistics centers and certain fixed assets such as equipment, furniture and office facilities. We do not maintain cargo transportation insurance, although we may request courier companies to purchase insurance covering our products in our agreements with them. We purchased third-party liability insurance covering our merchandise sales products against claims from consumers in relation to alleged defects in product quality. For certain of our logistics staff, we purchased personal injury insurance. However, as the insurance industry in China is still in an early stage of development, insurance companies in China currently offer limited business-related insurance products. We do not maintain business interruption insurance, nor do we maintain key-man life insurance on our directors or officers. We cannot assure you that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policy on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

Our business could be adversely affected by natural disasters or the outbreak of avian influenza, severe acute respiratory syndrome, or SARS, the influenza A (H1N1), H7N9, the Ebola virus or another epidemic. Any of such occurrences could cause severe disruption to our daily operations, and may even require a temporary closure of our facilities. Such closures may disrupt our business operations and adversely affect our results of operations. Our operation could also be disrupted if our suppliers, customers or business partners were affected by such natural disasters or health epidemics.

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Risks Related to Our Corporate Structure.

If the PRC government deems that the contractual arrangements in relation to our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership of internet-based businesses, including online retail businesses and distribution of online information, is subject to restrictions under current PRC laws and regulations. For example, foreign investors are generally not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider (except for the e-commerce business) and any such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record in accordance with the Guidance Catalog of Industries for Foreign Investment promulgated in 2007, as amended in 2018, or the Catalog and other applicable laws and regulations. As provided for under the amendment to the Special Management Measures (Negative List) for the Access of Foreign Investment (2018), which became effective in July, 2018, “e-commerce business” is an exception to the above restriction on foreign investment. However, the above amended Catalog does not define the “e-commerce business,” and its interpretation and enforcement involve significant uncertainties, therefore, we cannot assure you that whether our online retail business and distribution of online information falls into the “e-commerce business” and thus, whether we are permitted to conduct our value-added telecommunication services in the PRC through our subsidiaries in which foreign investors own more than 50% of equity interests.

Material Adverse Effect upon the Company of PRC’s Credit Restrictions.

The Company faces increasing competition from other distributors of substantially similar products and manufacturers themselves, both foreign and Chinese. The Company faces its principal competition from foreign manufacturers and other distributors of their products situated in Hong Kong and the PRC. Competition may cause purchaser demands for price reductions and reduced profit margin.

Uncertainty of Enforcing United States Judgments.

There is some uncertainty whether Cayman courts would enforce judgments of the courts of the United States and of other foreign jurisdictions, or enforce actions brought in the Cayman which are based upon the securities laws of the United States. A final monetary judgment obtained in the United States will be treated as a cause of action in itself by the Cayman courts so that no retrial of the issues would be necessary, provided that material preconditions are met and the proceedings pursuant to which judgment was obtained were not contrary to the rules of natural justice.

All of the Company’s directors and executive officers reside outside of the United States, service of process upon the Company and such persons may be difficult to effect in the United States upon all such directors and officers.

All of the Company’s assets are and will be located outside of the United States, in Hong Kong and the PRC, and any judgment obtained in the United States may not be enforced in those jurisdictions. Hong Kong courts will not directly enforce against the Company or such persons judgments obtained in the United States. There is also substantial doubt as to the enforceability in the PRC of actions to enforce judgments of the United States’ courts arising out of or based on the ownership of the securities, including judgments arising out of or based on the civil liability provisions of United States federal or state securities laws or otherwise.

Risks Related to Doing Business in China

PRC sovereignty over Hong Kong is still developing.

The Company’s principal executive office is located in Hong Kong, a Special Administrative Region of China (or “SAR;” Hong Kong is sometimes herein referred to as the “Hong Kong SAR”).

As provided in the Sino-British Joint Declaration on the Question of Hong Kong (the “Joint Declaration”) and the Basic Law of the Hong Kong SAR of China (the “Basic Law”), the Hong Kong SAR is provided a high degree of autonomy except in foreign and defense affairs. The PRC’s political system and policies are not practiced in Hong Kong. Under this principle of “one country, two systems,” Hong Kong maintains a legal system that is based on common law and is different from that of the PRC.

There is friction between Hong Kong residents pressing for greater democracy and the new government leadership in Beijing. The formula for the preservation of Hong Kong’s independent legal and economic system under Chinese sovereignty has been referred to as “one country, two systems.” There appears to be a deep suspicion that Hong Kong’s democracy advocates are being manipulated by the United States to cause difficulties at China’s doorstep as regional tensions rise, i.e. as China has been asserting territorial claims in the East and South China Seas. The foregoing is raising concerns that civil liberties in Hong Kong may be eroded in the years to come. At this point in time it is not possible to predict if this trend will continue and what effect it will have on the Company, if any.

The Company’s results of operations and financial condition may be influenced by the political situation in Hong Kong and by the general state of the Hong Kong economy.

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There can be no assurance that these past, or any prospective future, changes in political, economic or commercial conditions in Hong Kong and the PRC will not result in a material adverse effect upon the Company.

Economic stability in the far east is uncertain.

Some economies in the Far East have suffered from an economic instability. There can be no assurance that there will be a recovery, most especially in light of the recent global economic downturn. Continued growth in the PRC depends on an adequate supply of energy. There is no assurance that adequate supplies of energy can be developed or found to fuel the PRC’s continued economic growth.

A severe or prolonged global economic recession and the slowdown in the Chinese economy may adversely affect our business, results of operations and financial condition.

The global macroeconomic environment is facing challenges, including the escalation of the European sovereign debt crisis since 2011, the end of quantitative easing by the U.S. Federal Reserve, the economic slowdown in the Eurozone in 2014 and uncertainties over the impact of Brexit. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Africa, Ukraine and Syria. There have also been concerns about the tensions in the relationship among China and other countries, including surrounding Asian countries, which may potentially have various economic effects, such as foreign investors closing down their business or withdrawing their investment in China and thus existing the China market. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any prolonged slowdown in the global or Chinese economy may have a negative impact on our business, results of operations and financial condition. In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs.

The PRC’s economic, political and social conditions; slowdown in growth.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past thirty years, growth has been uneven, both geographically and among the various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by changes in applicable tax regulations, rates of currency exchange, inflation and effects to curb inflation.

The PRC economy appears to be moving from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC are still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Recently, the Chinese economy experienced a steep slowdown in growth from a 9.5% GDP in 2011 to 6.9% GDP in 2017 as the Chinese government focuses on raising the incomes of the average citizen and seek a national economy less driven by investment and more by domestic consumer demand. In 2017, it experienced a small increase to 6.9%, its first annual increase since 2010. Although past predictions have not always proven reliable, if these predictions prove accurate, they, as well as future actions and policies of the PRC government, could suffer a material adverse effect.

Also, financial reporting suggests a real estate “bubble” exists in the PRC. If a real estate “bubble” truly exists in the PRC and it bursts, the PRC’s economy and the Company could suffer a material adverse effect.

The success of the Company’s activities in the PRC depends on the Company’s continued ability to overcome circumstances specifically effecting the industrial sector, including the relatively poor infrastructure, road transportation and communications network and an uncertain legal and regulatory environment.

Our revenue and net income may be materially and adversely affected by any economic slowdown in China.

The PRC government has in recent years implemented a number of measures to control the rate of economic growth, including by raising interest rates and adjusting deposit reserve ratios for commercial banks as well as by implementing other measures designed to tighten credit and liquidity. These measures have contributed to a slowdown of the PRC economy. According to the National Bureau of Statistics of China, China’s GDP growth rate was 6.9% in 2017. Any continuing or worsening slowdown could significantly reduce domestic commerce in China. An economic downturn, whether actual or perceived, a further decrease in economic growth rates or an otherwise uncertain economic outlook in China or any other market in which we may operate could have a material adverse effect on our business, financial condition and results of operations.

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Economic reforms may not continue or impact positively on the company; changing business environment.

Over the past several years, the PRC’s government has pursued economic reform policies including encouraging private economic activities and decentralization of economic deregulation. It appears that the PRC government may not continue to pursue these policies or may significantly alter them to our detriment from time to time without notice. Changes in policies by the PRC government resulting in changes in laws, regulations, or their interpretation, or the imposition of confiscatory taxes, restrictions on currency conversion and imports could materially and adversely affect our business and operating results. From 2014 through 2017, the annual growth rates in imports and exports were 0.4%, 14.1%, -5.5%, 5.9% and 6.1%, -2.8%, -7.7%, 7.9%, respectively. The nationalization or other expropriations of private enterprises by the PRC government could result in a loss of our investments in actual funds and time and effort, in China.

The Company’s results at times may also be adversely effected by: (1) changes in political, economic and social conditions in the PRC; (2) changes in government policies such as changes in laws and regulations (or their interpretation); (3) the introduction of additional measures to control inflation; (4) changes in the rate or method of taxation; (5) imposition of additional restrictions on currency conversion remittances abroad; (6) reduction in tariff protection and other import restrictions; and (7) a return to the more centrally-planned economy that existed previously.

We may be impacted by inflation in PRC.

In recent years, the PRC has not experienced significant inflation, and thus inflation has not had a significant effect on our business historically. In response to the increased inflation rate during 2004, the Chinese government announced measures to restrict lending and investment in the PRC in order to reduce inflationary pressure on the PRC’s economy; More recently, the average inflation rate has increased by 2.6%, 1.9%, 1.4%, 2.0% and 1.6% in 2013, 2014, 2015, 2016 and 2017, respectively. Efforts by the PRC to curb inflation may also curb economic growth, increase our overhead costs and adversely affect our sales. Inflationary increases cause a corresponding increase in our general overhead. If the PRC rate of inflation continues to increases, the Chinese government may introduce further measures intended to reduce the inflation rate in the PRC. Any such measures adopted by the Chinese government may not be successful in reducing or slowing the increase in the PRC’s inflation rate. A sustained or increased inflation in the PRC may have an adverse impact on the PRC’s economy and may materially and adversely affect our business and financial results.

The PRC legal system embodies uncertainties which could limit the available legal protections and expand the government’s power.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operations. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the media, ecommerce, education, advertising and retail industries, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, and our foreign investors, including you.

The PRC government imposes currency controls.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantial part of our revenues in RMB. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access to foreign currencies for current account transactions in the future.

There is a foreign currency risk.

The Company operates in Hong Kong, the PRC and trades with both local and overseas customers and suppliers, and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to purchases in, Hong Kong dollar, Renminbi, US dollars, the Japanese yen and Euro. Foreign exchange risk arises from committed and unmatched future commercial transactions, such as confirmed import purchase orders and sales orders, recognized assets and liabilities, and net investment in the PRC operations.

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Because our revenues are generated in Renminbi and our results are reported in U.S. dollars, ongoing devaluation of the Renminbi could negatively impact our results of operations.

The value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People’s Bank of China. The PRC government allowed the Renminbi to appreciate more than 20% against the U.S. dollar between July 2005 and July 2008. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. From June 2010 through January 2014, the PRC government allowed the Renminbi to appreciate slowly against the U.S. dollar again, though there were periods during that time when the U.S. dollar appreciated against the Renminbi as well. In April 2012, the PRC government announced that it would allow more RMB exchange rate fluctuation. However, it remains unclear how this announcement might be implemented. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in greater fluctuation of the RMB against the U.S. dollar. From June 2010 to January 2014, the RMB has appreciated against the U.S. dollar from approximately RMB6.82 per U.S. dollar to RMB6.05 per U.S. dollar, reaching a new historical height, followed by the RMB depreciating against the U.S. dollar to RMB6.48 per U.S. dollar on December 31, 2015, with further depreciation to RMB6.94 per U.S. dollar by December 31, 2016, and RMB 6.50 per U.S. dollar by June 30, 2018. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future. There remains significant international pressure on the Chinese government to adopt a flexible currency policy to allow the Renminbi to appreciate against the U.S. dollar. Significant revaluation of the Renminbi may have a material adverse effect on your investment. Substantial part of our revenues and costs are denominated in Renminbi.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

We are subject to international economic and political risks, over which we have little or no control.

Doing business entirely outside the U.S. subjects us to various risks, including changing economic and political conditions, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and other unforeseeable risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter our business practice in time to avoid the adverse effect of any of these changes.

The international financial crisis and economic conditions may have a material adverse impact on our business and financial conditions.

With deteriorating worldwide economies, global markets have experienced significant turmoil and upheavals characterized by extreme volatility and the volatility in prices and securities and commodities, diminished credit availability, inability to access capital markets, waves of bankruptcies, high unemployment and declining consumer and business confidence. It appears that international economic deterioration has negatively impacted our revenue and other results of operation. We cannot predict the short and long-term impact of these events on our business and financial condition that may be materially and adversely affected in the future.

The PRC has had turbulent relations with the United States.

Differences between the U.S. and PRC governments on some political issues continue occasionally to color their relationship. These occasional controversies could materially and adversely affect our business and operations. Political or trade friction between the two countries could also materially and adversely affect the market price of our shares, whether or not they adversely affect our business.

Risks Related to our Common Stock

We are an “emerging growth company” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in this Report and our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in this Report. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.1 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following June 30, or if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, in which case we would no longer be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this Report and our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.

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Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

There has not been an active public market for our common stock so the price of our common stock could be volatile and could decline following this offering at a time when you want to sell your holdings.

Our common stock is traded on the OTC Markets Pink tier under the symbol LOVV. Our common stock is not actively traded and the price of our common stock may be volatile. Accordingly, our common stock is highly illiquid and you will likely experience difficulty in re-selling such shares at times and prices that you may desire and without depressing the market price for the shares or at all. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

•	expiration of lock-up agreements;

•	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

•	changes in financial estimates by us or by any securities analysts who might cover our stock;

•	speculation about our business in the press or the investment community;

•	significant developments relating to our relationships with our customers or suppliers;

•	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the video game industry;

•	customer demand for our products;

•	investor perceptions of the video game industry in general and our company in particular;

•	the operating and stock performance of comparable companies;

•	general economic conditions and trends;

•	major catastrophic events;

•	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

•	changes in accounting standards, policies, guidance, interpretation or principles;

•	failure to maintain compliance with Nasdaq rules;

•	sales of our common stock, including sales by our directors, officers or significant stockholders; and

•	additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our company at a time when you want to sell your interest in us.

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The future issuance of equity or of debt securities that are convertible into equity may dilute your investment and reduce your equity interest.

We may choose to capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that capital is raised through the issuance of shares or other securities convertible into shares, our stockholders will be diluted. Future issuances of our common stock or other equity securities, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock and impair our ability to raise capital through future offerings of equity or equity-linked securities. The resale of a substantial number of shares of our common stock in the public market could adversely affect the market price for our common stock and make it more difficult for you to sell shares of our common stock at times and prices that you feel are appropriate.

The shares of common stock issued in the Merger are “restricted securities” and, as such, may not be sold except in limited circumstances.

None of the shares of common stock issued in the Merger were registered under the Securities Act or registered or qualified under any state securities laws. The shares of common stock issued in the Merger were issued pursuant to exemptions contained in and under those laws. Accordingly, such shares of common are “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws. The certificates representing the shares of common stock issued in the Merger will reflect their restricted status.

Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file Form 10 information has been satisfied by the filing of this Report.

Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, the restrictive legends on certificates for the shares of common stock issued in the Merger cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, it is expected that earnings, if any, generated from our operations will be used to finance the growth of our business, and that no dividends will be paid to holders of the Company’s common stock. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value.

Certain provisions of our Certificate of Incorporation and Nevada law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our Certificate of Incorporation and the Nevada Revised Statutes contain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of our stockholders. We also are subject to the anti-takeover provisions of the Nevada Revised Statutes, which prohibits us from engaging in a “business combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibits the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval. The statutes have the effect of making it more difficult to effect a change in control of a Nevada company.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended December 31, 2017 and 2016 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors.

Overview

Shenzhen Qianhai Lefu E-Commerce Co., Ltd (“Lovego SZ” or the “Company” or “we” or “us”) was incorporated in Shenzhen, China on February 1, 2016. Lovego SZ is engaged in online product sales.

Shanghai Lefu E-Commerce Co., Ltd. (“Lovego SH”) was incorporated in Shanghai on November 11, 2016, under the laws of the Peoples Republic of China (“PRC”). Lovego SH is engaged in online product sales.

On September 18, 2017, Lovego SZ acquired 100% shares of Lovego SH.

On February 11, 2019, we entered into a share exchange agreement, or the Share Exchange Agreement, by and among us, Lovego Holdings Limited, a corporation organized under the laws of the Cayman Islands (“Lovego Holdings”), Lovego Hong Kong Limited, a Hong Kong corporation, Shanghai Lepan Business Information Consulting Co., Ltd., a corporation organized under the laws of the PRC, Shenzhen Qianhai Lefu E-Commerce Co., Ltd., a PRC corporation and Shanghai Lefu E-Commerce Co., Ltd., a PRC corporation along with the subsidiaries of Lovego Holdings and the shareholders of Lovego Holdings (the “Shareholders”). Pursuant to the Share Exchange Agreement, the Shareholders transferred all of the shares of the capital stock of Lovego Holdings held by them, constituting all of the issued and outstanding stock of Lovego Holdings, in exchange for 710,666,640 newly issued shares of our Common Stock, par value $.0001 per share, that constituted approximately 71% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

Significant Accounting Policies

Use of estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reporting period. Some of the significant estimates include values and lives assigned to acquired property and equipment, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory. Actual results may differ from these estimates.

Foreign currency translation

The reporting currency of the Company is U.S. dollars. The Company uses RMB as its functional currency for Lovego SZ and Lovego SH. The results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rates at the balance sheet dates, and equity is translated at the historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding accounts on the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of stockholders’ equity. Translation adjustments for the years ended December 31, 2017 and 2016 were $(315,352) and $109,357, respectively. The cumulative translation adjustment and effect of exchange rate changes on cash for the years ended December 31, 2017 and 2016 were $201,171 and $(267,786), respectively. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Assets and liabilities were translated at 6.51 RMB and 6.94 RMB to $1.00 at December 31, 2017 and December 31, 2016, respectively. The equity accounts were stated at their historical rates. The average translation rates applied to income statements for the years ended December 31, 2017 and 2016 were 6.76 RMB and 6.64 RMB to $1.00, respectively. Cash flows are also translated at average translation rates for the period; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue recognition

We recognize revenue in accordance with ASC 605-25, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured.

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), amending revenue recognition guidance and requiring more detailed disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. We adopted this ASU on January 1, 2018 for all revenue contracts with our customers using the modified retrospective approach. There is no impact of applying this ASU.

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E-commerce revenue recognition

The Company recognizes revenue from the sale of products through its online platforms, including its Internet website and cellular phone application. The Company utilizes external delivery service providers to deliver goods to its customers directly from its own warehouses or from supplier’s warehouses. The Company estimates and defers revenue and the related product costs for goods that are in-transit to the customers.

The Company offers customers with an unconditional right of return for a period of 7 days upon receipt of products on sales from the Company’s online platforms. The Company defers revenue from sales of its platforms until the return period expires as the Company cannot reasonably estimate the amount of future returns. The Company recognizes revenue from sales of its platforms when products are delivered to customers because historical returns on sales are insignificant.

The Company recorded revenue on a gross basis when the Company meets the following indicators for gross reporting: it is the primary obligor of the sales arrangements, is subject to inventory risks of physical loss, has latitude in establishing prices, has discretion in suppliers’ selection and assumes credit risks on receivables from customers. Any disputes involving damaged, non-functional, product returns, and/or warranty defects are resolved between the customer and the vendor.

Sales represent the invoiced value of goods, net of surcharges and value added tax (“VAT”), if any, and are recognized upon delivery of goods and passage of title. Surcharges are sales related taxes representing the City Maintenance and Construction Tax and Education Surtax.

The Company is subject to VAT, which is levied on a majority of the products, at a rate ranging from 11% to 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Payments received in advance of delivery are classified as advances from customers. Revenues include fees charged to customers for shipping and handling expenses. The Company pays fees to external delivery service providers, respectively, and records such expenses and fees as shipping and handling expenses.

Operation royalties revenue recognition

The Company authorizes third parties (“sales dealer”) to conduct marketing, to promote sales, and to develop customers (members) in certain area. Sales dealer pays certain amount of money for exclusive rights (“operation royalties”) in certain area for certain period of time. In return, sales dealers get a percentage of future sales in the authorized area as commission. All proceeds from sales dealers are booked as advances from suppliers and amortize as revenue over the authorized period of time.

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with maturity periods of six months or less to be cash equivalents. The carrying amounts reported in the accompanying balance sheet for cash and cash equivalents approximate their fair value. All of the Company’s cash is held in bank accounts in the PRC and is not protected by FDIC insurance or any other similar insurance. The Company has no bank account in the United States.

Fair value of financial instruments

The Company has adopted ASC Topic 820, Fair Value Measurement and Disclosure, which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. It does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. It establishes a three-level valuation hierarchy of valuation techniques based on observable and unobservable inputs, which may be used to measure fair value and include the following:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

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The carrying amount of other receivables, advance to vendors, advances from customers, other payables, accrued liabilities are reasonable estimates of their fair value because of the short-term nature of these items.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements will have a material impact on its financial condition or the results of its operations.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”, to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory”, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for the Company in its first quarter of 2019. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Basically these amendments provide a screen to determine when a set is not a business. If the screen is not met, the amendments in this ASU first, require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and second, remove the evaluation of whether a market participant could replace missing elements. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

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Results of Operations - Comparison of the Years Ended December 31, 2017 and 2016

The following table sets forth the results of our operations for the periods indicated in U.S. dollars.

	For the year ended December 31,	For the year ended December 31,
	2017	2016
Revenue
E-commerce Sales	$1,780,934	$-
Operation Royalties	2,763,254	1,427,479
Total Revenue	4,544,188	1,427,479

Cost of Revenues
E-commerce Sales	1,888,256	-
Operation Royalties	652,417	34,182
Total Cost of Revenues	2,540,673	34,182

Gross Profit	2,003,515	1,393,297

Operating Expenses
Selling expenses	2,981,324	1,761,438
General and administrative expenses	4,913,096	2,135,701
Total operating expenses	7,894,420	3,897,139

Operating Loss	(5,890,905)	(2,503,842)

Other Income (Expense):
Interest income	1,338	-
Finance expense, net	(122,502)	76,628
Other income	25,066	1,422
Other expense	(476,074)	(80,037)
Other Income/(Expense)	(572,172)	(1,987)

Loss before income taxes	(6,463,077)	(2,505,829)

Income Tax Expense	-	-

Net loss	$(6,463,077)	$(2,505,829)

Other Comprehensive Income (loss)
Foreign currency translation gain (loss)	(315,352)	109,357
Total Comprehensive Loss	$(6,778,429)	$(2,396,472)

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Revenue.

Our sales consists of the e-commerce sales and operation royalties sales. During the year ended December 31, 2017, we had revenue of $4,544,188, comparing to revenue of $1,427,479 for the year ended December 31, 2016, an increase of $3,116,709.

E-commerce Sales

During the year ended December 31, 2017, we had revenue of $1,780,934, comparing to revenue of $0 for the year ended December 31, 2016, an increase of $1,780,934. The increase is due to the Company started the e-commerce sales in 2017.

Operation Royalties

During the year ended December 31, 2017, we had operation royalties revenue of $2,763,254, comparing to revenue of $1,427,479 for the year ended December 31, 2016, an increase of $1,335,775. The reason for the increase is that that Company executed many of the agency contracts which are the sources of operation royalties revenue in mid-2016, and thus the operation royalties revenue accrued in 2016 were amounts generated in half-year periods, compared to the operation royalties revenue accrued in 2017 that were amounts generated in a whole-year period.

Cost of Revenue.

Our cost of revenue consists of the e-commerce sales cost and operation royalties cost. Cost of revenue for the years ended December 31, 2017 and 2016 were $2,540,673 and $34,182, respectively.

E-commerce sales

Cost of goods sold for E-commerce sales for the years ended December 31, 2017 and 2016 were $1,888,256 and $0, respectively. The increase is due to the Company started the e-commerce sales in 2017.

Operation Royalties

Cost of revenues for operation royalties for the years ended December 31, 2017 and 2016 were $652,417 and $34,182, respectively. The reason for the increase is due to increased revenue from operation royalties. The reason for the increase is that that Company executed many of the agency contracts which are the sources of operation royalties revenue in mid-2016, and thus the operation royalties revenue accrued in 2016 were amounts generated in half-year periods, compared to the operation royalties revenue accrued in 2017 where were amounts generated in a whole-year period.

Gross Profit

As a result of our revenue and cost of revenue described above, we had gross profit of $2,003,515 for the year ended December 31, 2017, comparing to gross profit of $1,393,297 for the year ended December 31, 2016.

E-commerce Sales

As a result of our revenue and cost of revenue described above, we had gross loss for E-commerce sales of $(107,322) for the year ended December 31, 2017, comparing to gross profit of $0 for the year ended December 31, 2016. We did not have any E-commence business in 2016, therefore the gross profit of E-commerce sales was $0 for the year ended December 31, 2016. We started E-commence business in 2017. The gross loss in 2017 was due to during 2017 the Company issued loyalty points which reduced sales.

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Operation Royalties

As a result of our revenue and cost of revenue described above, we had gross profit for operation royalties of $2,110,837 for the year ended December 31, 2017, comparing to gross profit of $1,393,297 for the year ended December 31, 2016. The increase in gross profit resulted from and increase in operation royalties revenue of $1,335,775 that exceeded the increase in cost of revenues of $618,235. The increased operation royalties revenues resulted from the fact that the Company had executed many agency contracts in mid-2016 that resulted in greater operation royalties revenued for a full year in 2017. The cost of revenue for operating royalties sales does not increase in proportion with operation royalties revenue because the cost of revenue for operating royalties are calculated based on the total sales and gross profit of E-commerce sales.

Selling, general and administrative expenses.

Operating expenses for the years ended	December 31, 2017	December 31, 2016
Selling Expenses	2,981,324	1,761,438
General and Administrative Expenses	4,913,096	2,135,701
Total	7,894,420	3,897,139

Selling expenses increased from $1,761,438 for the year ended December 31, 2016 to $2,981,324 for the year ended December 31, 2017, an increase of $1,219,886. The increase is mainly attributed to increased sales.

General and administrative expenses consist of salaries, professional fees, office expenses, utilities, business travel, amortization expenses, and other expenses. General and administrative expenses were $4,913,096 for the year ended December 31, 2017, compared to $2,135,701 for the year ended December 31, 2016, an increase of $2,777,395. The increase is mainly attributed to the increased rental payments and utilities payments and human resource related expenses. In 2016, most of our businesses were in the start-up stage and had incurred lower expenses. As we started to grow and expand in 2017, we moved to higher-end business district, and operated a number of offline experience stores, and thus started to pay much higher rents and utilities expenses. In order to recruit and attract talents to support such expansion, we also incurred significant human resources related expenses. Therefore expenses for 2017 is much higher than those for 2016.

Loss from operations.

As a result of the factors described above, operating loss was $5,890,905 for the year ended December 31, 2017, comparing to operating loss of $2,503,842 for the fiscal year ended December 31, 2016. The increase of $3,387,063 was mainly due to increased operating expenses as explained above.

Other income and expenses.

We generated investment income of $1,338 for the year ended December 31, 2017, comparing to $0 for the year ended December 31, 2016. We incurred $476,074 and $80,037 respectively in other expense for the year ended December 31, 2017 and 2016, Other expense in 2017 is primarily due to disposal of assets when shutting down experiment shops, since the Company spent significant amount of money of constructions. Interest expense was $122,502 and $(76,628) respectively for the year ended December 31, 2017 and 2016. The interest expense of $(76,628) in 2016 reflects the exchange rate fluctuations and was recorded under finance expense, instead of interest expense.

Income tax.

We had tax expense of $0 and $0 respectively for the year ended December 31, 2017 and 2016.

Net loss.

As a result of the factors above, our net loss for the year ended December 31, 2017 was $6,463,077, comparing to net loss of $2,505,829 for the fiscal year ended December 31, 2016, an increase of net loss of $3,957,248.

Foreign currency translation.

Our consolidated financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the financial statements denominated in RMB into U.S. dollars are included in determining comprehensive income. Our foreign currency translation loss for the year ended December 31, 2017 was $315,352, comparing to translation loss of $109,357 for the fiscal year ended December 31, 2016. The gain and loss is primarily due to the fluctuation of the exchange rate.

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Results of Operations - Comparison of the Nine Months Ended September 30, 2018 and 2017

The following table sets forth the results of our operations for the periods indicated in U.S. dollars.

	For the nine months ended September 30, 2018	For the nine months ended September 30, 2017

Revenue
E-commerce Sales	$881,171	$1,855,213
Operation Royalties	2,070,640	2,110,910
Total Revenue	2,951,811	3,966,123

Cost of Revenues
E-commerce Sales	945,790	1,427,985
Operation Royalties	37,487	535,279
Total Cost of Revenues	983,277	1,963,264

Gross Profit	1,968,534	2,002,859

Operating Expenses
Selling expenses	728,102	2,356,342
General and administrative expenses	3,999,497	3,350,671
Total operating expenses	4,727,599	5,707,013

Operating Loss	(2,759,065)	(3,704,154)

Other Income (Expense):
Interest income	-	-
Finance expense, net	(110,386)	(118,414)
Other income	42,974	2,940
Other expense	(186,865)	(301,131)
Other Income/(Expense)	(254,277)	(416,605)

Loss before income taxes	(3,013,342)	(4,120,759)

Income Tax Expense	-	-

Net loss	$(3,013,342)	$(4,120,759)

Other Comprehensive Income (loss)
Foreign currency translation gain (loss)	399,753	(136,114)

Total Comprehensive Loss	$(2,613,589)	$(4,256,873)

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Revenue.

Our sales consists of the e-commerce sales and operation royalties sales. During the nine months ended September 30, 2018, we had revenue of $2,951,811, comparing to revenue of $3,966,123 for the nine months ended September 30, 2017, a decrease of $1,014,312.

E-commerce Sales

During the nine months ended September 30, 2018, we had revenue of $881,171, comparing to revenue of $1,855,213 for the nine months ended September 30, 2017, a decrease of $974,042. The decrease is due to we lowered products unit selling prices in 2018 and we had less quantities sold. The reason for lowering unit selling price is more competitions. The reason for decreased quantities is more competitions and less attraction to customers due to less rewards points were given out to customers in 2018.

Operation Royalties

During the nine months ended September 30, 2018, we had operation royalties revenue of $2,070,641, comparing to revenue of $2,110,910 for the nine months ended September 30, 2017, a decrease of $40,269. All operation royalties dealers are signed in 2016 and revenue is realized over time. The company did not sign up any new dealer in 2017 and in 2018. So all revenue from operations for 2017 and 2018 are realized from 2016 signed agreements.

Cost of Revenue.

Our cost of revenue consists of the e-commerce sales cost and operation royalties cost. Cost of revenue for the nine months ended September 30, 2018 and 2017 were $983,277 and $1,963,264, respectively.

E-commerce sales

Cost of goods sold for E-commerce sales for the nine months ended September 30, 2018 and 2017 were $945,790 and $1,427,985, respectively. The decrease is because of decreased E-commerce sales.

Operation Royalties

During the nine months ended September 30, 2018, we had operation royalties revenue of $2,070,640, comparing to revenue of $2,110,910 for the nine months ended September 30, 2017, a decrease of $40,270. All operation royalties dealers are signed in 2016 and revenue is realized over time. The company did not sign up any new dealer in 2017 and in 2018. So all revenue from operations for 2017 and 2018 are realized from 2016 signed agreements.

Gross Profit

As a result of our revenue and cost of revenue described above, we had gross profit of $1,968,534 for the nine months ended September 30, 2018, comparing to gross profit of $2,002,859 for the nine months ended September 30, 2017.

E-commerce Sales

As a result of our revenue and cost of revenue described above, we had gross loss for E-commerce sales of $(64,619) for the nine months ended September 30, 2018, comparing to gross profit of $427,228 for the nine months ended September 30, 2017. The decrease in gross loss was due to Company decreased sales in 2018. The decrease of revenue for E-commerce is due to we lowered products unit selling prices in 2018 and we had less quantities sold. The reason for lowering unit selling price is more competitions. The reason for decreased quantities is more competitions and less attraction to customers due to less rewards points were given out to customers in 2018.

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Operation Royalties

As a result of our revenue and cost of revenue described above, we had gross profit for operation royalties of $2,033,153 for the nine months ended September 30, 2018, comparing to gross profit of $1,575,631 for the nine months ended September 30, 2017. The reason for the increase of gross profit is that the Company has less cost of revenues from operation royalties because operation royalties is based on E-commerce sales. E-commerce sales decreased because the Company lowered unit selling prices and sold less quantities in 2018.

Selling, general and administrative expenses.

Operating expenses for the nine months ended	September 30, 2018	September 30, 2017
Selling Expenses	728,102	2,356,342
General and Administrative Expenses	3,999,497	3,350,671
Total	4,727,599	5,707,013

Selling expenses decreased from $2,356,342 for the nine months ended September 30, 2017 to $728,102 for the nine months ended September 30, 2018, a decrease of $1,628,240. The Company has less sales in 2018 and closed experiment centers in 2018 so the Company had less selling expenses.

General and administrative expenses consist of salaries, professional fees, office expenses, utilities, business travel, amortization expenses, and other expenses. General and administrative expenses were $3,999,497 for the nine months ended September 30, 2018, compared to $3,350,671 for the nine months ended September 30, 2017, an increase of $648,826. The increase is mainly attributed to the increased salaried professionals as employees and as contractors to meet the development needs of the Company.

Loss from operations.

As a result of the factors described above, operating loss was $2,759,054 for the nine months ended September 30, 2018, comparing to operating loss of $3,704,154 for the fiscal nine months ended September 30, 2017. The decrease of $945,089 was mainly due to decreased operating expenses as explained above.

Other income and expenses.

We incurred $186,865 and $301,131 in other expense for the nine months ended September 30, 2018 and 2017, respectively, Other expense in the nine months ended September 30, 2017 is primarily due to disposal of assets when shutting down experiment shops, since the Company spent significant amount of money of constructions. Interest expense was $110,386 and $118,414 respectively for the nine months ended September 30, 2018 and 2017.

Income tax.

We had tax expense of $0 and $0 respectively for the nine months ended September 30, 2018 and 2017.

Net loss.

As a result of the factors above, our net loss for the nine months ended September 30, 2018 was $3,013,342, comparing to net loss of $4,120,759 for the fiscal nine months ended September 30, 2017, a decrease of net loss of $1,107,417.

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Foreign currency translation.

Our consolidated financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the financial statements denominated in RMB into U.S. dollars are included in determining comprehensive income. Our foreign currency translation gain for the nine months ended September 30, 2018 was $399,753, comparing to translation gain of $136,114 for the fiscal nine months ended September 30, 2017. The gain and loss is primarily due to the fluctuation of the exchange rate.

Liquidity and Capital Resources

As of September 30, 2017, cash and cash equivalents were $215,523, compared to $1,066,250 at December 31, 2017.

The following table sets forth information about our net cash flow for the years indicated:

Cash Flows Data:

	For nine months ended September 30,
	2018	2017
Net cash used in operating activities	$(5,716,041)	$(5,412,587)
Net cash used in investing activities	(138,411)	(748,544)
Net cash provided by financing activities	$5,016,454	$3,005,157

Net cash flow used in operating activities was $5,716,041 for the nine months ended September 30, 2018, comparing to $5,412,587 used in operating activities for the nine months ended September 30, 2017, an increase in usage of $303,454. The increase in net cash flow used in operating activities was mainly due to the decrease in accounts payable and accrued liabilities of $917,353 and decrease in other payable of $647,634, offset by decrease in other receivable of $419,113.

Net cash flow used in investing activities was $138,411 for the nine months ended September 30, 2018, comparing to $748,544 used in investing activities for the nine months ended September 30, 2017, a net decrease of $610,133. The decrease is mainly due to less payment of acquisition of property and equipment in 2018.

Net cash flow provided by financing activities was $5,016,454 for the nine months ended September 30, 2018, comparing to $3,005,157 for the nine months ended September 30, 2017, an increase of $2,011,297. The increase is mainly due to more loans from related parties and long term loan - non related party in 2018, offset by capital contribution of $3,005,117 in 2017.

Concentration of Credit Risk

Assets that potentially subject our Company to significant concentration of credit risk primarily consist of cash and cash equivalents, and accounts receivable. The maximum exposure of such assets to credit risk is our carrying amounts as of the balance sheet dates. As of September 30, 2018 and December 31, 2017, substantially all of our cash and cash equivalents were deposited in financial institutions located in the PRC, which management believes are of high credit quality. We believe the credit risk on bank deposits is limited because the counter parties are banks with high credit ratings assigned by international credit rating agencies, or state-owned banks in China. Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC and the United States of America. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance. Nonperformance by these institutions could expose our Company to losses for amounts in excess of insured balances. As of September 30, 2018 and December 31, 2017, our bank balances with the Banks in the PRC amounted to $215,523 and $1,066,250, respectively, which are uninsured and subject to credit risk. We have not experienced nonperformance by these institutions.

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For E-commerce business, no sales to customer amounted over 10% of the Company’s total net sales for E-commerce sale for the nine months ended September 30, 2018 and 2017.

For operation royalties, sales to certain dealer sales generated over 10% of the Company’s total net operation royalties sales for the nine months ended September 30, 2018. Sales to Shanghai zhonglai investment management consulting services center, for the nine months ended September 30, 2018 were approximately 10% of the Company’s total net operation royalties sale.

For operation royalties, sales to certain dealer sales generated over 10% of the Company’s total net operation royalties sales for the nine months ended September 30, 2017. Sales to Shanghai zhonglai investment management consulting services center, for the nine months ended September 30, 2017 were approximately 10% of the Company’s total net operation royalties sale.

For the nine months ended September 30, 2018, three largest suppliers accounted for approximately 37%, 12% and 10% of total purchases, respectively.

For the nine months ended September 30, 2017, two largest suppliers accounted for approximately 34% and 20% of total purchases, respectively.

Lease commitments

The Company has entered into lease agreements with various third parties. The terms of such non-cancellable operating leases are one to five years.

As of September 30, 2018, the Company was obligated under non-cancellable operating leases minimum rentals as follows:

Nine months ended September 30,

2019	$442,943
2020	423,406
2021	378,096
2022	398,605
2023	88,744
Total	$1,731,794

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Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholders’ equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interests in assets transferred to an unconsolidated entity that serves as credit, liquidity, or market risk support to such entity. We do not have any variable interests in any unconsolidated entity that provides financing, liquidity, market risk, or credit support to us or engages in leasing, hedging, or research and development services with us.

Subsequent Events

On May 29, 2018, Lovego Holdings Limited was established.

On June 20, 2018, Lovego Hong Kong Limited was established.

On September 7, 2018, Shanghai Lepan Business Information Consulting Co., Ltd. was established.

JOBS Act

In April 2012, the JOBS Act was enacted by the federal government. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period.

In addition, as an emerging growth company, we will not be required to provide an auditor’s attestation report on our internal control over financial reporting in future annual reports on Form 10-K as otherwise required by Section 404(b) of the Sarbanes-Oxley Act.

Related Party Transactions

For a description of our related party transactions, see “Certain Relationships and Related Transactions.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock as of February 11, 2019, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than five percent of the outstanding shares of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or dispositive power as well as any shares that the individual has the right to acquire within 60 days of February 11, 2019 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock held by that person.

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The percentage of shares beneficially owned is computed on the basis of 1,000,000,000 shares of our common stock outstanding as of February 11, 2019, after giving effect to the Merger. In addition, other third parties not listed in the table below may acquire shares of common stock that may result in beneficial ownership of more than 5% of the outstanding shares of common stock.

Shares of common stock that a person has the right to acquire within 60 days of February 11, 2019, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted below, the address of the persons listed on the table is c/o Love International Group, Inc., 4th Floor, No. 2, 385 Yubei Road, Pu Dong New District, Shanghai, China.

Beneficial Owner	Shares of Common Stock Beneficially Owned (#) (1)	Percentage of Common Stock Beneficially Owned (%) (1)

Directors and Named Executive Officers
Yong Qiang Yang	473,366,652	47.3%
Wei Min Jin	387,299,988	38.7%

All directors and executive officers as a group (2 persons)	860,666,640	86.0%

___________

(1)

Based on 1,000,000,000 shares of the Company’s common stock issued and outstanding as of February 11, 2019. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 30, 2018.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

At the date of consummation of the Merger, the directors and executive officers remain the same as before. The following table sets forth the name and positions of each of our directors and executive officers after the Merger.

Directors and Executive Officers

Below are the names of and certain information regarding our current executive officers and directors:

NAME	POSITION	AGE
Yong Qiang Yang	Chairman and Chief Executive Officer and Director	48
Wei Min Jin	Chief Financial Officer and Director	44

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of the Company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

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Yong Qiang Yang

Yong Qiang Yang has been the President and a director of the Company since November 24, 2015. Mr. Yang is responsible for the overall strategic planning and business development of the Company. He will formulate plans for the product mix and overall marketing program of the Company. Mr. Yang has over 20 years of extensive experience in multi-level and direct marketing across cosmetics, healthcare and household supplies sectors. He served as Senior Sales Manager and Vice President responsible for marketing and sales for several Asia-based companies in Hong Kong and Mainland China.

Time Period (month/year) From:/To:	Principal Occupation	Position or Office	Name and Principal Business of Employer	Nature of Responsibilities
From: 11/2015 To: Current	Management	CEO/ Chairman/ Director	Love International Group, Inc. (E-commerce)	Manage and direct the company
From: 03/2014 To: Current	Management	CEO	MMI Group NZ Limited (Finance)	Manage and direct the company
From: 03/2009 To: 03/2012	Management	Senior Manager	Guangdong Taiyangshen Group (Health Care)	Manage sales team
From: 12/2016 To: Current	Management	Director	Shanghai Lefu E-Commerce Co. Limited	Manage and direct the company

Wei Min Jin

Wei Min Jin has been the Chief Financial Officer and a director of the Company since November 24, 2015. Mr. Jin will be responsible for the overall corporate development and strategy of the Company. Before participating in this Company, Mr. Jin was responsible for administration and general management in several food companies in Shanghai and Zhejiang, China. He has substantial experience in corporate management and business development from his 18 years of entrepreneurship.

Time Period (month/year) From:/To:	Principal Occupation	Position or Office	Name and Principal Business of Employer	Nature of Responsibilities
From: 11/2016 To: Current	Management	General Manager/Director	Shanghai Lefu E-Commerce Co. Limited	Manage and direct the company
From:02/2016 To: Current	Management	General Manager	Shenzhen Qianhai Lefu E-Commerce Co. Limited	Manage and direct the company
From: 11/2015 To: Current	Management	CFO/Director	Love International Group, Inc. (E-commerce)	Manage and direct the company
From: 10/2013 To:02/2016	Management	Director	MMI Group NZ Limited (Finance)	Manage and direct the company
From: 10/2011 To:10/2013	Management	General Manager	Shanghai Hengcheng Investment Management Co. Limited	Manage and direct the company

Employment Agreements

We have no formal employment agreements with two of our executive officers above.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

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2. Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii	Engaging in any type of business practice; or
iii	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5. Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i	Any Federal or State securities or commodities law or regulation; or
ii

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulation to furnish us with copies of all forms they file pursuant to Section 16(a). Based on our review of the copies of such forms received by us, other than as described below, no other reports were required for those persons. We believe that, during the fiscal year ended December 31, 2018, all Reporting Persons complied with all Section 16(a) filing requirements applicable to them.

Code of Ethics

We anticipate that we will not adopt a code of ethics until we have increased the number of our board of directors.

Board and Committee Meetings

Our board of directors currently consists of two members, Yong Qiang Yang and Wei Min Jin. Our board of directors held no formal meetings during the year ended September 30, 2018. Until the Company develops a more comprehensive Board of Directors, all proceedings will be conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and our Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

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Nomination Process

As at September 30, 2018, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If shareholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this Report.

Audit Committee

Currently the Company is developing a comprehensive Board of Directors and does not have an Audit Committee. The Company intends to appoint audit, compensation and other applicable committee members as it appoints individuals with pertinent expertise.

Audit Committee Financial Expert

Our board of directors does not have a member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

EXECUTIVE AND DIRECTOR COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	our chief executive officer and chief financial officer;
(b)	each of our three most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended September 30, 2018; and
(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the fiscal year ended September 30, 2018.

who we will collectively refer to as the named executive officers of the Company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than the principal executive officer and principal financial officer, whose total compensation did not exceed $100,000 for the respective fiscal year.

2017 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Yong Qiang Yang	2018	51,896
Chairman/	2017	82,512	0	0	0	0	0	0	0
Chief Executive Officer	2016	54,269	0	0	0	0	0	0	0

Wei Min Jin	2018	45,667
Chief Financial Officer	2017	78,688	0	0	0	0	0	0	0
	2016	38,356	0	0	0	0	0	0	0

Other than set out below there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

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Grants of Plan-Based Awards

There were no grants of plan-based awards during the fiscal year ended September 30, 2018.

Outstanding Equity Awards at End of Fiscal Period

There were no outstanding equity awards as of September 30, 2018.

Option Exercises and Stock Vested

During the fiscal year ended September 30, 2018, there were no options exercised by our named executive officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Below we describe transactions and series of related transactions to which we were a party, or may be a party, and which we have entered into since January 1, 2016, in which:

●	the amounts involved exceeds or will exceed the lesser of $120,000 or 1% of the average of Lovego Holdings’ total assets as of the end of the last two completed fiscal years; and

●

any of our directors, executive officers or holders of more than five percent of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

As at December 31, 2017 and 2016, the Company owed a related party $137,161 and $105,167, respectively, for expenses they paid on our behalf. Yong Qiang Yang, our President, has beneficial interests in this related party. The total amounts owed are unsecured and non-interest bearing. This related company has agreed not to demand repayment until the Company is financially capable to do so.

As of September 30, 2018 and December 31, 2017, Shenzhen Lefu has short term loan from a related party in the amounts of $733,914 and $0, respectively. On July 24, 2018 Shenzhen Lefu borrowed funds from its CEO, Mr. Yong Qiang Yang, with principal of $728,014, due January 23, 2019, and with an annual interest rate of 4.75%, no collateral. The loan is in default. Interest payable amounted $5,900 and $0 as September 30, 2018 and December 31, 2017, respectively.

As of September 30, 2018 and December 31, 2017, Shenzhen Lefu has long term loan from a related party in the amounts of $2,543,632 and $0, respectively. On April 2, 2018 Shenzhen Lefu borrowed funds from a company whose CEO is Mr. Yong Qiang Yang, the Company’s CEO, with principal of $1,456,028, due April 1, 2021, and with an annual interest rate of 4.75%, no collateral. Interest payable for the $1,456,028 loan amounted to $34,296 as of September 30, 2018. On January 16, 2018 Shenzhen Lefu borrowed funds from a company whose CEO is Mr. Yong Qiang Yang, the Company’s CEO, with principal of $1,019,220, due January 15, 2021, and with an annual interest rate of 4.75%, no collateral. Interest payable for the $1,019,220 loan amounted to $34,088 as of September 30, 2018.

Director and Executive Officer Compensation

See Item 2.01, “Executive and Director Compensation” for information regarding compensation of Lovego Holdings’ directors and named executive officers.

Policies and Procedures for Related Party Transactions

Following the Merger, our board of directors plans to adopt a written related person transaction policy, to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of Lovego Holdings total assets as of the end of the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. Our audit committee will be responsible for reviewing and approving in advance the related party transactions covered by our related transaction policies and procedures.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Markets Pink tier under the symbol “LOVV.” We plan to cause our common stock to be quoted on the OTC Markets QB tier as soon as practicable. However, we cannot assure you that we will be able to do so and, even if we do so, there can be no assurance that our common stock will continue to be quoted on the OTC Markets QB tier or that an active trading market for our common stock will develop.

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Holders

As of February 11, 2019, there were approximately 23 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALE OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 1,000,000,000 shares of common stock. As of the date of this Report, we had 1,000,000,000 shares of common stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are fully paid and non-assessable, and any shares of our common stock to be issued upon an offering pursuant to this Report will be fully paid and nonassessable upon issuance.

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

Other Securities

As of the date hereof, other than the securities described above, we do not have any outstanding securities.

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Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder:

•	for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or

•	after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Although we do not believe that we are currently subject to these “business combination” provisions since we only have approximately 68 stockholders of record, there can be no assurance that in the future such provisions will not apply to us.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquiror, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquiror obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquiror crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Although we are not currently subject to these “control share” provisions since we only have approximately 23 stockholders of record, there can be no assurance that in the future such provisions will not apply to us.

Transfer Agent

Our stock transfer agent is Island Stock Transfer, located at 15500 Roosevelt Blvd., Suite 301, Clearwater, FL 33760. Their phone number is (727) 289-0010.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are not currently a party to or aware of any proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Securities Issued in Connection with the Merger

On February 11, 2019, we issued 710,660,640 shares of our common stock to the Shareholders of Lovego Holdings. The total consideration for the 710,660,640 shares of our common stock is 300,000,000 shares of Lovego Holdings, which is all the issued and outstanding capital stock of Lovego Holdings. We did not receive any cash consideration in connection with the Merger. The number of our shares issued to the Shareholders of Lovego Holdings was determined based on an arms-length negotiation. The issuance of our shares to the Shareholders of Lovego Holdings was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

The information regarding change of control of the Company in connection with the Merger set forth in Item 1.01 of this Report, “Entry into a Material Definitive Agreement,” Item 2.01 of this Report, “Completion of Acquisition or Disposition of Assets—Pro Forma Ownership,” and “Completion of Acquisition or Disposition of Assets—Accounting Treatment; Change of Control” is incorporated herein by reference.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Merger described in Item 2.01 of this Report, we have ceased to be a shell company. The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) As a result of its acquisition of Lovego Holdings as described in Item 2.01, the registrant is filing herewith Lovego Holdings’ audited financial statements as of December 31, 2017, and 2016 and the unaudited financial statements as of and for the period ended September 30, 2018 as Exhibit 99.1 to this Report.

(b) Unaudited pro forma combined financial information for the periods ended September 30, 2018 and December 31, 2017 is attached as Exhibit 99.3 to this Report.

(c) Shell Company Transactions. Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Exhibit Description

2.1	Share Exchange Agreement, dated as of February 11, 2019 between the Company, Lovego Holdings, etc.

3.1

Articles of Incorporation of Love International Group, Inc. (incorporated by reference to Exhibit 3.2 of Love International Group, Inc.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2014)

3.2

Certificate of Amendment of Love International Group, Inc. (incorporated by reference to Exhibit 3.2 of Love International Group, Inc.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2014)

3.3

Certificate of Amendment of Love International Group, Inc. (incorporated by reference to Exhibit 3.3 of Love International Group, Inc.’s Form 10-Q for the quarterly period ended June 30, 2016 filed with the Securities and Exchange Commission on April 15, 2016)

3.4

Bylaws of Love International Group, Inc. (incorporated by reference to Exhibit 3.3 of Love International Group, Inc.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2014)

3.5	Form of Share Certificate

10.1	Exclusive Business Cooperation Agreement between Shanghai Lepan Business Information Consulting Co., Ltd. and Shenzhen Qianhai Lefu E-Commerce Co., Ltd., dated September 29, 2018

10.2	Loan Agreement between Shanghai Lepan Business Information Consulting Co., Ltd. and the shareholders of Shenzhen Qianhai Lefu E-Commerce Co., Ltd., dated September 29, 2018

10.3

Exclusive Purchase Option Agreement between Shanghai Lepan Business Information Consulting Co., Ltd., Shenzhen Qianhai Lefu E-Commerce Co., Ltd. and the shareholders of Shenzhen Qianhai Lefu E-Commerce Co., Ltd., dated September 29, 2018

10.4	Powers of Attorney from the shareholders of Shenzhen Qianhai Lefu E-Commerce Co., Ltd., dated September 29, 2018

10.5

Equity Pledge Agreement between Shanghai Lepan Business Information Consulting Co., Ltd., Shenzhen Qianhai Lefu E-Commerce Co., Ltd. and the shareholders of Shenzhen Qianhai Lefu E-Commerce Co., Ltd., dated September 29, 2018

10.6	Exclusive Business Cooperation Agreement between Shanghai Lepan Business Information Consulting Co., Ltd. and Shanghai Lefu E-Commerce Co., Ltd., dated September 29, 2018

10.7	Loan Agreement between Shanghai Lepan Business Information Consulting Co., Ltd. and Shenzhen Qianhai Lefu E-Commerce Co., Ltd., dated September 29, 2018

10.8

Exclusive Purchase Option Agreement between Shanghai Lepan Business Information Consulting Co., Ltd., Shenzhen Qianhai Lefu E-Commerce Co., Ltd. and Shanghai Lefu E-Commerce Co., Ltd., dated September 29, 2018

10.9	Power of Attorney from the Shenzhen Qianhai Lefu E-Commerce Co., Ltd., dated September 29, 2018

10.10

Equity Pledge Agreement between Shanghai Lepan Business Information Consulting Co., Ltd., Shenzhen Qianhai Lefu E-Commerce Co., Ltd. and Shanghai Lepan Business Information Consulting Co., Ltd., dated September 29, 2018

21.1	List of Subsidiaries

99.1	Audited Consolidated Financial Statements of Shenzhen Qianhai Lefu E-Commerce Co., Ltd. for the years ended December 31, 2017 and 2016

99.2	Unaudited Consolidated Financial Statements of Shenzhen Qianhai Lefu E-Commerce Co., Ltd. for the nine months ended September 30, 2018 and 2017

99.3	Unaudited Pro Forma Financial Statements

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2019	LOVE INTERNATIONAL GROUP, INC.

	By:	/s/ Yong Qiang Yang
	Name:	Yong Qiang Yang
	Title:	President

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